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Exhibit 10.1

SECOND LIEN CREDIT AGREEMENT

dated as of April 24, 2024

by and among

GREAT LAKES DREDGE & DOCK CORPORATION
as Borrower,

GREAT LAKES DREDGE & DOCK COMPANY, LLC
NASDI HOLDINGS, LLC

GREAT LAKES ENVIRONMENTAL & INFRASTRUCTURE SOLUTIONS, LLC
GREAT LAKES U.S. FLEET MANAGEMENT, LLC and
DREWS SERVICES LLC
as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

and

GUGGENHEIM CREDIT SERVICES, LLC,
as Administrative Agent, Collateral Agent, and Lead Arranger

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations under this Agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of April 24, 2024, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between PNC Bank, National Association, as First Lien Agent, and Guggenheim Credit Services, LLC, as Second Lien Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

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APPENDICES:	A-1	Initial Term Loan Commitments
	A-2	Delayed Draw Term Loan Commitments
	B	Notice Addresses

SCHEDULES:	1.01	U.S. Flagged or Located Fleet Assets
	4.01	Consents
	4.02(a)	States of Qualification and Good Standing
	4.02(b)	Subsidiaries
	4.04	Federal Tax Identification Numbers
	4.06	Entity Names
	4.08(b)	Litigation
	4.08(c)	Employee Benefit Plans
	4.10	Licenses and Permits
	4.14	Labor Contracts
	4.22	Capital Stock and Ownership
	4.23	Commercial Tort Claims
	4.25	Bank Accounts and Securities Accounts
	4.27	[Reserved]
	4.28	Real Estate
	5.15	Certain Post Closing Matters
	6.02	Certain Liens
	6.03	Certain Indebtedness
	6.06	Certain Investments
	6.08	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificate Regarding Non-bank Status
	F-1	Closing Date Certificate
	F-2	Solvency Certificate
	G	Security Agreement
	H-1	Credit Agreement Joinder
	J-1	Form of Tax Certificate
	J-2	Form of Tax Certificate
	J-3	Form of Tax Certificate
	J-4	Form of Tax Certificate
	K	ABL Intercreditor Agreement

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SECOND LIEN CREDIT AGREEMENT

This SECOND LIEN CREDIT AGREEMENT, dated as of April 24, 2024, by and among the lenders identified on the signature pages hereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender,” as that term is hereinafter further defined), GUGGENHEIM CREDIT SERVICES, LLC, a Delaware limited liability company (“GCF”), as administrative agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), GCF, as collateral agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), GCF, as lead arranger (in such capacity, together with its successors and assigns in such capacity, “Lead Arranger”), GCF as the sole arranger, and as the sole book runner, GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation (the “Borrower”), and certain Subsidiaries of Borrower as Guarantors.

W I T N E S S E T H:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, Lenders have agreed to extend certain facilities to the Borrower consisting of (a) a senior secured term loan facility in the aggregate principal amount of $100,000,000 and (b) a senior secured delayed draw term loan facility in the aggregate principal amount up to $50,000,000, the proceeds of which will be used as described in Section 2.05;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a second priority Lien (subordinated only to the Liens securing the ABL Obligations and subject to Permitted Encumbrances) on all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries (other than Capital Stock constituting Excluded Property); and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a second priority Lien (subordinated only to the Liens securing the ABL Obligations subject to Permitted Encumbrances) on all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries (other than Capital Stock constituting Excluded Property).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“ABL Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent under the ABL Credit Agreement, and any applicable successors or assigns in such capacity.

“ABL Amendment No. 1” has the meaning set forth in the definition of ABL Credit Agreement.

“ABL Borrowers” means the “Borrowers” under and as defined in the ABL Credit Agreement.

“ABL Credit Agreement” means that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of July 29, 2022, and amended by Amendment No. 1, dated as of April 24, 2024 (the “ABL Amendment No. 1”), by and among the Borrower, the Guarantors, the ABL Lenders from time to time party thereto and the ABL Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Intercreditor Agreement” means the intercreditor agreement, dated as of the date hereof, among the Administrative Agent and the ABL Administrative Agent, as attached hereto as Exhibit K and as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement and all Other Documents (as defined therein) under and as defined in the ABL Credit Agreement.

“ABL Obligations” means all the “Obligations” under and as defined in the ABL Credit Agreement.

“Acadia” means the subsea rock installation vessel to be named Acadia, which, as of the Closing Date, is under construction and owned by Great Lakes Dredge & Dock Company, LLC.

“Acadia Holding Company” means a wholly owned direct or indirect subsidiary of the Borrower that directly or indirectly owns the Acadia and related assets (but which has no material operating assets unrelated to the operations of the Acadia).

“Acadia Release Event” means the release of the Acadia Holding Company (and its subsidiaries, if any) from its guarantee of the ABL Obligations and the release of the Acadia, any related assets and the assets of the Acadia Holding Company (and its subsidiaries, if any) from the liens securing the ABL Obligations.

"Acceptable Appraisal" shall mean, as of any date of determination, with respect to an appraisal of Equipment, the most recent appraisal of such Equipment received by the Administrative Agent as of such date of determination, to determine the orderly liquidation value thereof, the methodology of which is reasonably satisfactory to the Administrative Agent.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, interpretation, pronouncement, or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Credit Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

“Affected Lender” has the meaning specified in Section 2.17(b).

“Affected Loans” has the meaning specified in Section 2.17(b).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, that for purposes of Section 6.08 of this Agreement: (a) any Person which owns directly or indirectly 10% or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender be considered an “Affiliate” of any Credit Party.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” has the meaning specified in Section 2.16.

“Aggregate Payments” has the meaning specified in Section 7.02.

“Agreement” means this Credit Agreement and any annexes, exhibits, and schedules attached hereto as it may be amended, supplemented, or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (i) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Administrative Agent or (ii) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent), (b) the Federal Funds Effective Rate (but not less than zero) in effect on such day, plus 1/2 of 1.00%, and (c) subject to Section 1.05(d), Term SOFR (taking into account the Floor with respect thereto) for a one-month Interest Period on such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 1.05, then the Alternate Base Rate shall be the greater of (a) and (b) above and shall be determined without regard to clause (c) above.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which the Borrower or any of its Subsidiaries conduct business.

“Anti-Terrorism Law” shall mean any Requirement of Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b, and any regulations or directives promulgated under these provisions.

“Applicable Margin” means (a) with respect to Term SOFR Loans, 7.75%, and (b) with respect to Base Rate Loans, 6.75%.

“Applicable Prepayment Premium” has the meaning specified in Section 2.12(c)(i).

“Application Event” means the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.15(g).

“Approved Appraiser” shall mean North American Marine Consultants, LLC or such other appraiser reasonably satisfactory to the Administrative Agent.

“Ascot” shall mean Ascot Surety and Casualty Company and Ascot Insurance Company or any of their affiliates, and their successors and assigns.

“Ascot Agreement” shall mean that certain General Indemnity Agreement dated as of April 23, 2024, by and among certain of the Credit Parties, Ascot and the other parties thereto from time to time.

“Asset Sale” means a sale, lease, or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license, or other disposition to (other than to or with a Credit Party which is not Borrower), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party’s businesses, assets, or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any

Credit Party, other than inventory (or other assets) sold, licensed in the ordinary course of business, or leased in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, or (b) the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Assignments of Earnings and Charters” shall mean the Assignment of Earnings and Charters (Fleet), the Assignment of Earnings and Charters (GLDD) and any other assignment of earnings and charters by a Credit Party in favor of Administrative Agent, in form and substance satisfactory to Agent.

“Assignment of Earnings and Charters (Fleet)” shall mean any assignment of earnings and charters by Fleet in favor of Administrative Agent, in form and substance satisfactory to Agent.

“Assignment of Earnings and Charters (GLDD)” shall mean any assignment of earnings and charters by GLDD LLC in favor of Administrative Agent, in form and substance satisfactory to Agent.

“Assignments of Insurances” shall mean the Assignment of Insurances (Fleet), the Assignment of Insurances (GLDD) and any other assignment of insurances by a Credit Party in favor of Agent, in form and substance satisfactory to Administrative Agent.

“Assignment of Insurances (Fleet)” shall mean any assignment of insurances by Fleet in favor of Agent, in form and substance satisfactory to Administrative Agent.

“Assignment of Insurances (GLDD)” shall mean any assignment of insurances by GLDD LLC in favor of Agent, in form and substance satisfactory to Administrative Agent.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“ATB” means the Fleet Assets comprised of (i) the U.S. flag vessel named Ellis Island, Official Number 1256673, and (ii) the U.S. flag vessel named Douglas B Mackie, Official Number 1256691, which are subject to the Second Preferred Fleet Mortgage (Fleet).

“ATB Conditions” shall mean, with respect to any applicable action, each of the following conditions, after giving effect to such action:

(a) Undrawn Availability (as defined in the ABL Credit Agreement as in effect on the date hereof or as otherwise amended in a manner acceptable to the Administrative Agent) is greater than fifty percent (50.0%) of the Maximum Loan Amount (as defined in the ABL Credit Agreement as in effect on the date hereof or as otherwise amended in a manner acceptable to the Administrative Agent);

(b) the Fixed Charge Coverage Ratio shall be at least 2.00:1.00 for the most recently ended fiscal month for which Administrative Agent has received financial statements required under Section 9.09;

(c) Total Leverage Ratio shall not exceed 2.75:1.00; and

(d) no Default or Event of Default exists or would be caused thereby.

For purposes of clauses (a), (b) and (c) above, each calculation shall be adjusted on a pro forma basis; provided that, in connection with any sale-leaseback of the ATB that is a Permitted Disposition, any Consolidated EBITDA generated by the ATB would not be deducted from Consolidated EBITDA.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower as of December 31, 2023, and the related statements of operations and cash flows for the fiscal years ended December 31, 2023.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period or payment period for any term rate or otherwise, or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date (but not including any tenor for such Benchmark that is not then included in the definition of “Interest Period” pursuant to Section 1.05.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Benchmark” means the Term SOFR Reference Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 1.05.

“Benchmark Replacement” means, for any Available Tenor, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (with the prior written consent of Borrower (such consent not to be unreasonably withheld or delayed); provided that if Borrower does not object in writing to any such written request for consent within five (5) Business Days, such consent shall be deemed given)decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent (with the prior written consent of Borrower (such consent not to be unreasonably withheld or delayed) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative (and (x) such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3), and (y) a Benchmark Replacement Date shall exist even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.05, and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.05.

“Beneficiary” means each Agent and each Lender.

“Bonding Agreement” means collectively, the Ascot Agreement and any supplement thereto or replacement thereof, the Chubb Agreement and any supplement thereto or replacement thereof, the Dual Agreement and any supplement thereto or replacement thereof, the Liberty Agreement and any supplement thereto or replacement thereof, the Philly Agreement and any supplement thereto or replacement thereof, or any similar contractual arrangement entered into by Borrower or any of its Subsidiaries with providers of bid, performance or payment bonds (any such provider, an “Additional Surety Provider”).

“Bonding Obligations” means each of the following categories (independently, and without need to satisfy multiple prongs) (a) obligations incurred by Borrower and its Subsidiaries (including guaranties thereof) with respect to bid, payment, performance, surety, appeal or similar bonds and completion guaranties in the Ordinary Course of Business, (b) obligations incurred by Borrower and its Subsidiaries (including guaranties thereof) under any Bonding Agreement and (c) letters of credit issued by financial institutions that are backed by surety bonds that constitute “Bonding Obligations” under the foregoing clauses (a) or (b).

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means:

(a) except to the extent provided in clause (b) below, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Atlanta, Georgia, and

(b) in relation to Term SOFR Loans and any interest rate setting, funding, disbursement, settlement or payment of any Term SOFR Loan, any day that is a U.S. Government Securities Business Day.

“Capital Stock” means, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Capital Stock, whether arising under the Organizational Documents of the Person issuing such Capital Stock (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Capital Stock; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Capital Stock consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Capital Stock consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Requirement of Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Capital Stock in a partnership or limited liability company, the status of the holder of such Capital Stock as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Requirement of Law; and (ix) all certificates evidencing such Capital Stock.

“Cash” means money, currency, or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, at any time, Investments of Borrower or any of its Subsidiaries in (a) any obligation, maturing not more than one hundred twenty (120) days from the date of creation thereof, which is issued or guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (b) commercial paper, maturing not more than one hundred twenty (120) days from the date of creation thereof, which is issued by (i) a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia which has a short-term credit rating of at least A‑1 by S&P and P‑1 by Moody’s, or (ii) any Lender (or its holding company) having a long-term credit rating of at least A by S&P and A2 by Moody’s; (c) any certificate of deposit, time or demand deposit (including Eurodollar time deposits) or bankers’ acceptance, maturing not more than one hundred twenty (120) days from the date of creation thereof, which is issued by either (i) a commercial banking institution organized under the laws of the United States or any State thereof or the District of Columbia that has a combined capital, surplus and undivided profits of not less than $500,000,000 and has a long-term credit rating of at least A by S&P and A2 by Moody’s, (ii) any Lender with a long-term credit rating of at least A by

S&P and A2 by Moody’s, or (iii) (A) any branch of any Lender having a long-term credit rating of at least A by S&P and A2 by Moody’s, (B) any commercial banking institution organized under the laws of the United States or any State thereof or any Organization for Economic Co-operation and Development country which has a combined capital, surplus and undivided profits of not less than $500,000,000 and has a long-term credit rating of at least A by S&P and A2 by Moody’s, or (C) any financial institution organized under the laws of a country where Borrower or any of its Subsidiaries is engaged in a dredging or construction project to the extent such certificates of deposit, time or demand deposits (including Eurodollar time deposits) or bankers acceptances are reasonably necessary in connection with such dredging or construction project with a long-term credit rating of at least A by S&P and A2 by Moody’s; (d) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clause (a) above, entered into with any institution meeting the qualifications specified in clause (c) above; (e) short-term asset management accounts offered by any Lender for the purpose of investing in notes issued by a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and having a short-term credit rating of at least A‑1 by S&P and P-1 by Moody’s; (f) Dollars or money in other currencies received in the Ordinary Course of Business; or (g) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a), (b), (c) and (f) of this definition.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E.

“Change of Control” means that:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than fifty percent (50.0%) of the Capital Stock of Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of Borrower,

(b) any “Change of Control” (or any similar or comparable definition or provision) occurs under the ABL Credit Agreement or any agreement governing Note Indenture Obligations, or

(c) a majority of the members of the board of directors (or other equivalent governing body) of Borrower are not Continuing Directors.

“Chubb” means Westchester Fire Insurance Company or any of its affiliates, including, but not limited to FEDERAL INSURANCE COMPANY, its successors and assigns.

“Chubb Agreement” means that certain General Agreement of Indemnity dated as of April 7, 2015, by and among certain of the Credit Parties, Chubb and the other parties thereto from time to time.

“Closing Date” means the date on which the Initial Term Loans are made.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the real, personal, and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations. Notwithstanding the foregoing, Collateral shall not include any Excluded Property.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Documents” means the Security Agreement, the Mortgages, the Maritime Security Documents, any Control Agreement, and all other instruments, documents, and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal, or mixed property of that Credit Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

“Commitment” means any Initial Term Loan Commitment or Delayed Draw Term Loan Commitment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Capital Expenditures” means, with respect to Borrower and its Subsidiaries on a consolidated basis, expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Consolidated Capitalized Lease Obligations.

“Consolidated Capitalized Lease Obligation” means, for any period, with respect to Borrower and its Subsidiaries on a consolidated basis, any Indebtedness of Borrower and its Subsidiaries represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Consolidated EBITDA” means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of the following, without duplication, in accordance with GAAP:

(a) Consolidated Net Income for such period, plus

(b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i) federal, state, local and foreign income and franchise taxes,

(ii) total interest expense (net of interest income) for such period and any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk;

(iii) depreciation, depletion and amortization expense (including amortization of intangible assets (including goodwill)),

(iv) extraordinary, non-recurring or unusual losses, expenses or charges (including severance and relocation costs and expenses, and costs, and payments, in connection with actual or prospective litigation, legal settlements, fines, judgments or orders) plus any net loss realized in connection with an asset sale, to the extent those losses were deducted in computing Consolidated Net Income; provided that (x) such adjustments are reasonably identifiable and factually supportable (in the good faith determination of the Borrower) and, to the extent requested by the Administrative Agent, disclosed in reasonable itemization and detail to the Administrative Agent, and (y) the aggregate amount of add backs made pursuant to this clause (iv), together with the aggregate amount of add backs made pursuant to clause (viii) below, shall not exceed in the aggregate an amount equal to 20% of Consolidated EBITDA for the applicable period for which Consolidated EBITDA is being determined (and such determination shall be made prior to the making of, and without giving effect to, any such adjustments),

(v) non-cash expenses, charges and losses (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), including any non-cash compensation arising from stock options, restricted stock grants or other equity-incentive programs,

(vi) any fees, expenses, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs, retention payments to employees, lease termination costs and reserves)) or any amortization thereof, related to any restricted payment, acquisition, asset disposition, equity offer or issuance, recapitalization, reorganization or incurrence of indebtedness (in each case, including the Transactions and any other transaction undertaken but not completed) or any amendment or modification hereof or thereof;

(vii) any amounts included in the calculation of Consolidated Net Income for amortization or non-cash charges for the write-off or impairment of goodwill, intangibles or other purchase accounting adjustments related to the accounting for the Transactions or other acquisitions under GAAP (including Financial Accounting Standards Codification 350 and 805), and

(viii) the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any acquisition, divestiture, investment, restructurings, cost savings initiatives and other initiatives projected in good faith to result from actions taken, committed to be taken or expected to be taken no later than 24 months after the end of such period (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (x) such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower) and, to the extent requested by the Administrative Agent, disclosed in reasonable itemization and detail to the Administrative Agent, and (y) the aggregate amount of add backs made pursuant to this clause (viii), together with the aggregate amount of add backs made pursuant to clause (iv) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the applicable period for which Consolidated EBITDA is being determined (and such determination shall be made prior to the making of, and without giving effect to, any such adjustments); provided further that add backs under this clause (viii) shall be excluded when calculating Consolidated EBITDA to measure the Senior Secured Net Leverage Ratio for purposes of determining compliance with clause (g) of the definition of Permitted Restricted Payment or Section 3.02(a)(iv); plus

(c) Cash distributions received by Borrower and any of its wholly owned Subsidiaries during such period from any non-wholly owned Subsidiary of Borrower or other equity joint venture to the extent the net income attributable to such non-wholly owned Subsidiary or equity joint venture is excluded from Consolidated Net Income.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Senior Secured Net Leverage Ratio for any period that includes the fiscal quarters ended on March 31, 2023, June 30, 2023, September 30, 2023, or December 31, 2023, Consolidated EBITDA shall be deemed to be $11,404,074, $18,815,582, $7,306,301, and $35,781,548, respectively, in each case, as adjusted on a Pro Forma Basis and to give effect to any adjustments in clause (vi) above, as applicable. For the purposes of calculating Consolidated EBITDA for any period, all such calculations shall be made on a Pro Forma Basis. For the avoidance of doubt, Consolidated EBITDA shall not be calculated on a cash basis.

“Consolidated Liquidity” means, for any period, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to the sum of (a) unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries, plus (b)(i) the Undrawn Availability (as defined in the ABL Credit Agreement as in effect on the date hereof or as otherwise amended in a manner acceptable to the Administrative Agent).

“Consolidated Net Income” means, for any period, with respect to Borrower and its Subsidiaries on a consolidated basis, the net income (or loss) for such period, determined on a consolidated basis, without duplication, in accordance with GAAP (exclusive of (i) interest income, (ii) net income attributable to any Subsidiary of Borrower that is not a Credit Party and not Wholly-owned directly or indirectly by Borrower, (iii) gains from the sale of assets, and (iv) all amounts in respect of (x) any unusual, extraordinary or non-recurring gains (provided that contract termination payments received by the Credit Parties from Equinor intended to compensate the Credit Parties for a loss of profit in connection with the termination of the Empire Wind II contract up to an aggregate amount of $7,450,000 may be included (regardless of whether included in net income under GAAP) in Consolidated Net Income for the fiscal quarter(s) in which such profit would have been earned under the Empire Wind II contract (beginning with the quarter ending December 31, 2025) and any period that includes such fiscal quarter(s)) and (y) any non-cash gains.

“Consolidated Total Debt” means, with respect to Borrower and its Subsidiaries on a consolidated basis, the aggregate balance of Indebtedness described in clauses (a), (b), (c) or (f) of the definition of Indebtedness.

“Continuing Director” means the directors of Borrower on the Closing Date and each other director of Borrower, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of Borrower is recommended by at least 51% of the then Continuing Directors.

“Control Agreement” means a control agreement, in form and substance satisfactory to Collateral Agent, executed and delivered by Borrower or one of its Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean (a) each Credit Party, each of Credit Party’s Subsidiaries and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, (A) control of a Person (other than Borrower) shall mean the direct or indirect (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise and (B) control of Borrower shall mean the direct or indirect power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement Joinder” means a joinder agreement substantially in the form of Exhibit H-1 to this Agreement.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Credit Party” means Borrower or any Guarantor, and “Credit Parties” means all such Persons, collectively.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, or violation of Section 9.05(c), and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated, and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.11 or Section 2.13 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (c) the date on which Borrower, Administrative Agent, and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (d) the date on which Administrative Agent shall have waived all violations of Section 9.05(c) by such Defaulting Lender in writing.

“Default Rate” means any interest payable pursuant to Section 2.09.

“Defaulted Loan” has the meaning specified in Section 2.21.

“Defaulting Lender” has the meaning specified in Section 2.21.

“Delayed Draw Term Loan” has the meaning specified in Section 2.01(a)(ii).

“Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan and “Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $50,000,000.

“Delayed Draw Term Loan Commitment Fee” has the meaning specified in Section 2.10(b).

“Delayed Draw Term Loan Commitment Period” means the time period commencing on the Closing Date through and including the Delayed Draw Term Loan Commitment Termination Date.

“Delayed Draw Term Loan Commitment Reduction Notice” has the meaning specified in Section 2.12(b).

“Delayed Draw Term Loan Commitment Termination Date” means the earliest of (a) the date on which the Delayed Draw Term Loan Commitment is reduced to zero pursuant to Section 2.01(a)(ii), (b) the date on which the entire Delayed Draw Term Loan Commitment is permanently reduced to zero pursuant to Section 2.12(b), and (c) the 12 month anniversary of the Closing Date.

“Delayed Draw Term Loan Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Delayed Draw Term Loan Commitments, that Lender’s Delayed Draw Term Loan Commitment, and (b) after the termination of the Delayed Draw Term Loan Commitments, the aggregate outstanding principal amount of the Delayed Draw Term Loans of that Lender.

“Deposit Account” means a demand, time, savings, passbook, or like account with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified

Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date. Any Capital Stock in any Person that is issued to any director, officer, or other employee shall not constitute a Disqualified Capital Stock solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Documented Vessels” means the Fleet Assets of Borrower or any of its Subsidiaries subject to a certificate of documentation or certificate of registry, official name and official number, including, without limitation, the vessels listed on Schedule 1.01 hereto and identified as “Flagged” or “Registered” therein.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized or incorporated under the laws of the United States of America, any State thereof, or the District of Columbia.

“Dual” shall mean AXIS INSURANCE COMPANY and AXIS REINSURANCE COMPANY or any of their affiliates, and their successors and assigns.

“Dual Agreement” shall mean that certain General Indemnity Agreement dated as of April 23, 2024, by and among certain of the Credit Parties, Dual and the other parties thereto from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) in the case of the Term Loans, (i) any Lender, any Affiliate of any Lender, and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund, or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (b) any other Person (other than a natural Person) approved by Borrower (so long as no Default or Event of Default has occurred and is continuing) and Administrative Agent (each such consent not to be unreasonably withheld or delayed; provided, that (i) no approval of Borrower shall be required during the continuance of a Default or Event of Default, and (ii) to the extent the consent of Borrower is required for any assignment, such consent shall be deemed to have been given if Borrower has not responded within ten Business Days of a written request for such consent.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder.

“Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate including any Pension Plan which is or that has at any time within the preceding six (6) years been sponsored, maintained, funded or administered for the employees of any Credit Party, or any current or former ERISA Affiliate.

“Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, written demands, demand letters, written claims, liens, notices of violation, investigations (other than internal reports prepared by any Person in the Ordinary Course of Business and not in response to any Governmental Body) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued under any such Environmental Law, including, without limitation, any and all orders by Governmental Bodies for enforcement, cleanup, removal, response, remedial or other actions, contribution, cost recovery, compensation or injunctive relief resulting from any release of Hazardous Materials or any alleged injury or threat of injury to human health or the environment.

“Environmental Laws” shall mean any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules and regulations, permits, licenses and orders of courts or Governmental Bodies, relating to the protection of human health, natural resources or the environment, including, but not limited to, those pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equipment” means equipment as defined in the Uniform Commercial Code and includes, without limitation, the Fleet Assets.

“Equipment Utilization Agreement (Ascot)” means that certain Equipment Utilization Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Ascot and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Equipment Utilization Agreement (Chubb)” means that certain Equipment Utilization Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Chubb and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Equipment Utilization Agreement (Dual)” means that certain Equipment Utilization Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Dual and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Equipment Utilization Agreement (Liberty)” means that certain Equipment Utilization Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Liberty and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Equipment Utilization Agreement (Philly)” means that certain Equipment Utilization Agreement dated as of April 24, 2024 by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Philly and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Equipment Utilization Agreements” means (i) as of the Closing Date, the Equipment Utilization Agreement (Ascot), the Equipment Utilization Agreement (Chubb), the Equipment Utilization Agreement (Dual), the Equipment Utilization Agreement (Liberty) and the Equipment Utilization Agreement (Philly) and (ii) after the Closing Date, any additional equipment utilization agreement entered into by the ABL Administrative Agent, the Administrative Agent and an Additional Surety Provider.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, each as may be amended or supplemented from time to time.

“ERISA Affiliate” means, any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning set forth in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.12(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 9.12(d).

“Erroneous Payment Notice” has the meaning set forth in Section 9.12(b).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Property” shall mean (i) (x) Capital Stock of any Person that is not a Subsidiary or (y) Capital Stock in any Strategic Joint Venture owned by a Credit Party, in each case, to the extent the pledge thereof is prohibited by applicable organizational documents, and (z) solely to the extent and in the amount that the pledge thereof would be reasonably expected to cause material adverse tax consequences to the Credit Parties, Capital Stock of any Foreign Subsidiary; (ii) any rights or interest in any General Intangible, contract, lease, permit, license, or license agreement of any Credit Party, if under the terms of such General Intangible, contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such General Intangible, contract, lease, permit, license, or license agreement (or the grant of a security interest or lien therein would invalidate such General Intangible, contract, lease, permit, license, or license agreement or breach, default or create a right of termination in favor of any other party thereto) and such prohibition or restriction has not been waived or the consent of the other party to such General Intangible, contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions in clauses (i) and (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Uniform Commercial Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such General Intangible, contract, lease, permit, license, or license agreement, and (B) the foregoing exclusions of this subclause (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent's continuing security interests in and liens upon any rights or interests of any Credit Party in or to (1) Receivables or monies due or to become due under or in connection with any described General Intangible, contract, lease, permit, license, license agreement, or (2) any proceeds from the sale, license, lease, or other dispositions of any such General Intangible, contract, lease, permit, license, license agreement (including any Capital Stock)); (iii) any United States intent-to-use trademark applications for which an amendment to allege use or a statement of use has not been filed and accepted by the Patent and Trademark Office, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the Patent and Trademark Office of an amendment to allege use or a statement of use pursuant to 15 U.S.C. Section 1051(c) or (d) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iv) any Equipment of a Credit Party that is subject to a perfected Lien that constitutes a Permitted Encumbrance under clause (g) of the definition of “Permitted Encumbrance” if and for so long as the grant of a security interest therein to Agent in such Equipment shall constitute or result in a breach or termination pursuant to the terms of, or a default under, the agreement entered into in connection with such Permitted Encumbrance on such Equipment, provided however that such security interest shall attach immediately at such time as the term restricting the attachment of a security interest in such Equipment is no longer operative or the attachment of a security interest in such Equipment would not constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreement; (v) any Excluded Deposit Account; (vi) Fleet Assets flagged outside of the United States or another Approved Flag Jurisdiction; (vii) any motor vehicles or other equipment (other than Fleet Assets) subject to certificates of title; (viii) any assets or property of any Strategic Joint

Venture; or (ix) assets of any immaterial Foreign Subsidiary as agreed by the Borrower and the Administrative Agent.

“Excluded Deposit Accounts” means a deposit account of the Credit Parties that is (i) solely used as a payroll account, (ii) solely used as a withholding tax or fiduciary account, (iii) deposit account No. 86661-01364 of GLDD LLC maintained at Bank of America, N.A. so long as such account is used only as a disbursement account, (iv) a deposit account located outside of the United States to the extent the aggregate balance in all such accounts does not exceed $15,000,000 for more than five (5) consecutive Business Days (or such longer time as extended in Administrative Agent’s sole discretion for valid business purposes disclosed to the Administrative Agent) and such accounts are used only to fund projects in the Ordinary Course of Business, and (v) any other domestic account to the extent the aggregate balance in all such accounts does not exceed $2,000,000 at any time.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries consisting of (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of Borrower or any of its Subsidiaries or (ii) received by Borrower or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (e) any purchase price adjustment received in connection with any purchase agreement, other than any working capital adjustment in connection with any Permitted Acquisition. For the avoidance of doubt, the payment expected to be received from Equinor in connection with the termination of the Empire Wind II contract (estimated as of the Closing Date to be approximately $8,250,000) shall not constitute an “Extraordinary Receipt” hereunder; provided that the Borrower has given notice of such payment and the amount thereof to the Administrative Agent promptly upon receipt thereof by the Borrower or any of its Subsidiaries.

“Fair Share” has the meaning specified in Section 7.02.

“Fair Share Contribution Amount” has the meaning specified in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement, and any current regulations or official interpretations thereof.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the NYFRB on the Business Day next succeeding such day; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the fee letter agreement, dated as March 15, 2024, between the Borrower and Administrative Agent.

“Financial Covenant” means the financial covenant set forth in Section 6.15.

“First Prepayment Premium Period” has the meaning specified in 2.12(c)(i).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31st of each calendar year.

“Fixed Charge Coverage Ratio” means with respect to the Borrower and its Subsidiaries on a consolidated basis for any fiscal period, the ratio of (a) Consolidated EBITDA for such fiscal period, minus Unfinanced Capital Expenditures made during such period, minus cash federal, state, local and foreign income and franchise taxes paid during such period, to (b) the sum of (x) all payments made during such period with respect to (i) interest payments on any Loans or other Indebtedness, (ii) scheduled principal payments on Indebtedness, (iii) payments for all fees, commissions and charges set forth herein or with respect to Indebtedness, and (iv) (d) scheduled payments on Capitalized Lease Obligations, plus (y) all Restricted Payments of a Credit Party paid in cash during such period.

“Fleet” means Great Lakes U.S. Fleet Management, LC, a Delaware limited liability company.

“Fleet Assets” shall mean the vessels owned by Borrower or any of its Subsidiaries and all dredges, scows, barges, tugs and miscellaneous watercraft.

“Floor” means the rate floor, if any, provided in this Agreement; provided that as of the Closing Date, the Floor for (i) Term SOFR shall be 1.00% per annum and (ii) Prime Rate shall be 2.00% per annum.

“Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Closing Date, duly executed by each Credit Party, each Agent, each Lender, and any other person party thereto, in form and substance reasonably satisfactory to the Agents, in connection with the disbursement of Loan proceeds in accordance with Section 2.05.

“Foreign Lender” has the meaning specified in Section 2.19(d)(1)(B).

“Foreign Subsidiary” means any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Funding Default” has the meaning specified in Section 2.21.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, generally acceptable accounting principles in the United States of America in effect from time to time.

“GCF” has the meaning ascribed thereto in the preamble to this Agreement.

“Governmental Body” means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Grantor” has the meaning specified in the Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.01; provided, that such term shall exclude Excluded Swap Obligations.

“Guarantor” means (a) each ABL Borrower (other than the Borrower) and subsidiary guarantor from time to time party to the ABL Credit Agreement, (b) each existing or future issuer and guarantor from time to time party to the Note Indenture, (c) each other existing and subsequently acquired or organized direct or indirect material, Wholly-owned Domestic Subsidiary of Borrower and (d) each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations. For the avoidance of doubt, (i) no Strategic Joint Venture, Foreign Subsidiary or Immaterial Subsidiary shall be required to be a Guarantor for purposes of this Agreement or other Loan Documents unless such Person is a guarantor under the ABL Credit Agreement or Note Indenture and (ii) after the occurrence of an Acadia Release Event, the Acadia Holding Company shall not be required to be a Guarantor for purposes of this Agreement or other Loan Documents.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Guaranty Obligations” means, with respect to Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the Ordinary Course of Business

“Hazardous Materials” means substances or materials (a) which are or become defined or regulated as hazardous, toxic, dangerous, hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or by words of similar import and having similar regulatory effect, in each case, under any Environmental Law, (b) which are or become regulated under any Environmental Law as toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise harmful to the environment, (c) the presence of which requires investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit under any Environmental Law, or (e) which are or contain asbestos, polychlorinated biphenyls, urea formaldehyde, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, radioactive substances or per- or poly-fluoroalkyl substances.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Immaterial Subsidiary” means each of Terra Contracting Services, LLC, a Delaware limited liability company, and Terra Fluid Management, LLC, a Delaware limited liability company.

“Increased Cost Lender” has the meaning specified in Section 2.22.

“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Consolidated Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker's acceptance agreement or similar arrangement; (e) obligations under any interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness); (g) all Capital Stock of such Person subject to mandatory repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities constituting Indebtedness of a third party secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earn outs”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) Bonding Obligations; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including liabilities under any Environmental Law or permit issued thereunder), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials), expenses, and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative, or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (b) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement, or (c) any liabilities under any Environmental Law, any permit issued thereunder or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or occupation or practice of Borrower or any of its Subsidiaries.

“Indemnified Taxes” has the meaning specified in Section 2.19(a).

“Indemnitee” has the meaning specified in Section 10.03.

“Indemnitee Agent Party” has the meaning specified in Section 9.06.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Bank Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $100,000,000.

“Initial Term Loans” has the meaning specified in Section 2.01(a)(i).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Installment” has the meaning specified in Section 2.11.

“Intellectual Property” shall mean property constituting of a patent, copyright, trademark, service mark, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Requirements of Law, including any registrations, applications, continuations, continuations-in-part, divisions, substitutions, reissuances, reexaminations, renewals, revisions, extensions, and foreign counterparts with respect to any of the foregoing.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the date hereof, made by the Credit Parties in favor of Collateral Agent, for the benefit of the Secured Parties.

“Intercreditor Agreement(s)” means (i) as of the Closing Date, the Intercreditor Agreement (Ascot), the Intercreditor Agreement (Chubb), the Intercreditor Agreement (Dual), the Intercreditor Agreement (Liberty), and the Intercreditor Agreement (Philly) and (ii) after the Closing Date, any other similar intercreditor agreement entered into between the applicable Credit Party, a counterparty to a Bonding Agreement, the ABL Administrative Agent and the Administrative Agent.

“Intercreditor Agreement (Ascot)” means that certain Intercreditor Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Ascot and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement (Chubb)” means that certain Intercreditor Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Chubb and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement (Dual)” means that certain Intercreditor Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Dual and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement (Liberty)” means that certain Intercreditor Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Liberty and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement (Philly)” means that certain Intercreditor Agreement dated as of April 24, 2024, by and among the Borrower, the other Credit Parties, ABL Administrative Agent, the Administrative Agent, Philly and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means with respect to (a) any Base Rate Loan, (i) the last day of each fiscal quarter, commencing on the first such date to occur after the Closing Date, and (ii) the final maturity date of such Loan, and (b) any Term SOFR Loan, (i) the last day of each Interest Period applicable to such Loan, (ii) in the case of an Interest Period with a duration of more than three months, each day prior to the last day of such Interest Period that occurs at intervals with a duration of three months after the first day of such Interest Period, and (iii) the final maturity date of such Loan.

“Interest Period” means, in connection with a Term SOFR Loan, an interest period of one, three, or six months and, if agreed by all Lenders, twelve months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (b)(iii) of this definition, end on the last Business Day of the final calendar month of such Interest Period, (iii) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Maturity Date, (iv) no tenor that has been removed from this definition and not reinstated pursuant to Section 1.05(d) shall be available for an Interest Period and (vi) for purposes hereof, the date of any borrowing initially shall be the date on which such borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such borrowing .

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory” means as to each Borrower and its Subsidiaries, all of such Person’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Person’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment” means as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Guaranty Obligations, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs, or write offs with respect to such Investment.

“IRS” has the meaning specified in Section 2.19(d)(1)(A).

“Joinder” means a Joinder substantially in the form of Annex 1 to the Security Agreement delivered by a Credit Party.

“Lead Arranger” has the meaning specified in the preamble hereto.

“Lender” means each lender listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Liberty” means Liberty Mutual Insurance Company.

“Liberty Agreement” means that certain General Agreement of Indemnity dated as of April 7, 2015, among Liberty, the Borrower, the other Credit Parties and the other parties thereto

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call, or similar right of a third party with respect to such Securities.

“Loan” means a Term Loan.

“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office and with respect to Borrower, in which it will be charged with all Loans made to, and all other Obligations incurred by, the Credit Parties.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Flow of Funds Agreement, any Guaranty, the Intercompany Subordination Agreement, the ABL Intercreditor Agreement, and all other documents, instruments, or agreements executed and delivered by a Credit Party for the benefit of Administrative Agent or any Lender in connection herewith.

“Make-Whole Carve-Out” means with respect to a prepayment or repayment of the Term Loans during the First Prepayment Premium Period, the aggregate amount of any such Term Loans prepaid with the proceeds from the MARAD Financing; provided, that the Make-Whole Carve-Out shall in no event exceed $25,000,000; provided, further, the Make-Whole Carve-Out shall be automatically reduced dollar-for-dollar by any amount of the Delayed Draw Term Loan Commitments that remain undrawn on the earlier of (i) such prepayment or repayment of the Term Loans and (ii) the Delayed Draw Term Loan Commitment Termination Date.

“Make-Whole Premium” means with respect to a prepayment or repayment of the Loans in any principal amount on any date on or prior to the date that is 18 months following the Closing Date, the excess of (a) the sum (i) the aggregate principal amount of Term Loans prepaid on such date, plus (ii) 3.00% of such aggregate principal amount so prepaid, plus (iii) the present value of all required interest payments that would be due on such principal amount of Term Loans through the date that is 18 months following the Closing Date accruing at a rate equal to Term SOFR for an Interest period of three (3) months in effect on the third Business Day prior to such prepayment or repayment plus the Applicable Margin for Term SOFR Loans as in effect on such date computed using a discount rate equal to the Treasury Rate (for a three month tenor) as of such date plus 0.50%, over (b) the aggregate principal amount of Term Loans subject to such prepayment or repayment.

“MARAD Financing” means any loans pursuant to the Title XI Program administered by the U.S. Maritime Administration.

“Maritime Security Documents” means the Ship Mortgages, the Assignments of Earnings and Charters, and the Assignments of Insurances.

“Material Adverse Effect” means with respect to Borrower and its Subsidiaries, (a) a material adverse effect on the properties, business, operations, assets, liabilities or condition (financial or otherwise) of such Persons, taken as a whole; (b) a material impairment of the rights and remedies of Administrative Agent or any Lender under this Agreement or any other Loan Document; or (c) a material impairment of the legality, validity, binding effect or enforceability against any Credit Party of this Agreement or any other Loan Document to which it is a party.

“Material Contract” means any contract, agreement, instrument, permit, lease or license, written or oral, of any Credit Party, which would constitute a “material definitive agreement”. For the purposes of this definition a “material definitive agreement” shall mean an agreement that provides for obligations that are material to and enforceable against the applicable Credit Party, or rights that are material to the applicable Credit Party and enforceable by the applicable Credit Party against one or more other parties to the agreement, in each case whether or not subject to conditions.

“Material Real Estate Asset” means any fee owned Real Estate Asset having a fair market value in excess of $2,500,000 as of the date of the Closing Date or the acquisition thereof.

“Material Vessel” means (i) the vessels Ellis Island, Galveston Island, Acadia, Ohio and Amelia Island, and (ii) after the Closing Date, shall include each such vessel and any additional vessel (x) with a fair market value greater than $30,000,000 or (y) which is not subject to an Acceptable Appraisal (as defined in the ABL Credit Agreement as in effect on the date hereof) other than any vessel that has been acquired for, or has a construction cost of, $5,000,000 or less.

“Maturity Date” shall mean the earlier of (i) April 24, 2029 and (ii) the date that is ninety one (91) days prior to the scheduled maturity date of the Note Indenture Obligations as in effect on the Closing Date (unless, for the avoidance of doubt, the Note Indenture Obligations are refinanced, or the scheduled maturity date is extended, pursuant to and in accordance with a Permitted Note Refinancing).

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Proceeds” shall mean, with respect to, any issuance or incurrence of any Indebtedness, any issuance of Capital Stock, any disposition of assets or the receipt of any Extraordinary Receipts by GLDD or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any disposition of assets, the amount of any Permitted Indebtedness secured by any Permitted Encumbrance on such assets if such Permitted Encumbrance constitutes a lien set forth in clause (g) of the definition thereof or is not subordinated to the Lien of Agent securing the Obligations and is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses, transaction fees, underwriting fees and similar fees, related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes (or a reasonable reserve therefor) to be paid in connection therewith (after taking into account any tax credits or deductions available under applicable law, including by way of being a member of a consolidated, combined or unitary group), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of payments permitted under Section 7.10 hereof, reasonable out-of-pocket expenses or taxes, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.22).

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that, on the date this Agreement becomes effective with respect to such Swap, fails for any reason to qualify as an Eligible Contract Participant.

“Note” means a promissory note evidencing the Term Loan.

“Note Indenture” shall mean that certain Indenture, dated on or around May 25, 2021, among Wells Fargo Bank, National Association, as trustee, Borrower and the Guarantors party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Note Indenture Obligations” shall mean all of (a) Borrower’s obligations under and with respect to the Note Indenture, including, without limitation, all obligations to pay principal in an aggregate principal amount not to exceed $325,000,000 under its 5.250% Senior Notes due 2029, and additional senior notes issued under the Note Indenture in an aggregate principal amount not to exceed $100,000,000 on terms and conditions which would satisfy each of the requirement of clauses (i) through (iv) of the proviso below in this definition as if the issuance of such additional notes constituted a refinancing of existing notes under the Note Indenture, and all interest, premium, fees, charges, expenses and indemnities with respect thereto, and all obligations to effect redemptions, repurchases and prepayments with respect thereto, in any case, whether fixed, contingent, matured or unmatured, and (b) Borrower's obligations under and with respect to such other unsecured Indebtedness the net proceeds of which are, in whole or in part, designated to be used, and are used reasonably promptly after the incurrence thereof, to refinance in whole or in part the then existing Note Indenture Obligations (including any subsequent refinancing thereof from time to time which constitutes a Permitted Note Refinancing); provided, that (i) the aggregate principal amount of such refinancing Indebtedness and any remaining Indebtedness under the Note Indenture (and any Permitted Note Refinancing thereof) does not exceed the principal amount of $425,000,000, (ii) immediately after giving effect to the incurrence of such refinancing Indebtedness and the application of proceeds thereof, (x) no Default or Event of Default shall have occurred and be continuing without being waived or would result from the making of such disposition and (y) such refinancing Indebtedness shall be permitted under the ABL Credit Agreement (as in effect on the date hereof), (iii) such refinancing Indebtedness has a final maturity more than 180 days after the Maturity Date and requires no scheduled payment of principal in cash prior to such date, and (iv) the terms of such refinancing Indebtedness, including the covenants, events of default and other terms and provisions (including quantities thereof), are reasonably acceptable to Administrative Agent, such acceptance not to be unreasonably withheld so long as such terms are no more restrictive, when taken as a whole, to Borrower and its Subsidiaries than are (x) in the case of any public issuance (including through a 144A or other similar issuance) of Indebtedness by Borrower, customary at the time of such refinancing of such type for issuers with a debt rating similar to that of Borrower and (y) in the case of any private issuance of Indebtedness by Borrower, as set forth in the Note Indenture (any such refinancing as described in this clause (b), a “Permitted Note Refinancing”).

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“NVDC” means the U.S. Coast Guard National Vessel Documentation Center.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all loans (including the Term Loans and Protective Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), the Applicable Prepayment Premium, liabilities obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description, in each case, owing by any Credit Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Credit Party is required to pay or reimburse by the Loan Documents, by law, or otherwise in connection therewith. Without limiting the generality of the foregoing, the Obligations of each Credit Party under the Loan Documents include the obligation to pay (a) the principal of the Term Loans, (b) interest accrued on the Term Loans, (c) expenses, (d) the Applicable Prepayment Premium and other fees payable under this Agreement or any of the other Loan Documents, and (e) indemnities and other amounts payable by any Credit Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Ordinary Course of Business” means, with respect to any Credit Party, the ordinary course of such Credit Party’s business as conducted on the Closing Date and reasonable extensions thereof.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such

“Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Closing Date Ship Mortgages” means the Second Preferred Fleet Mortgage (Fleet) and the Second Preferred Fleet Mortgage (GLDD).

“Other Taxes” has the meaning specified in Section 2.19(b).

“Participant Register” has the meaning specified in Section 10.06(h)(ii).

“PATRIOT Act” has the meaning specified in Section 4.32.

“Payment Office” means Administrative Agent’s office located at 330 Madison Avenue, 10th Floor, New York, New York 10017, Attn: GI Ops Corporate Credit or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent to Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the assets of each Credit Party.

“Permitted Acquisition” shall mean the purchase or acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary that is wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation), in each case so long as each of the following conditions are satisfied with respect to each purchase or other acquisition:

(a) immediately after giving effect to such Permitted Acquisition, the Senior Secured Net Leverage Ratio shall not exceed 3.00:1.00;

(b) each newly created or acquired Subsidiary shall have complied with the requirements of Section 5.10 and Section 6.09 or made arrangements reasonably satisfactory to Administrative Agent for compliance within ten (10) Business Days after the effectiveness of such Permitted Acquisition;

(c) in the case of any acquisition for which the aggregate consideration paid by the Borrower or any Subsidiary exceeds $50,000,000, Borrower shall have provided at least ten (10) days prior written notice of such acquisition to Administrative Agent and shall have delivered to Administrative Agent historical financial statements and projections and a quality of earnings report;

(d) such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired (to the extent such approval is necessary);

(e) no later than ten (10) Business Days (or such later time as may be reasonably acceptable to Administrative Agent) after the proposed closing date or such acquisition, the Borrower, to the extent requested by Administrative Agent, shall have delivered to Administrative Agent promptly upon the finalization thereof copies of the final Permitted Acquisition documents;

(f) no Default or Event of Default shall have occurred and be continuing without being waived or would result from the making of such Permitted Acquisition;

(g) the total consideration paid or payable in respect of all acquisitions of persons that do not become Guarantors or assets that do not constitute Collateral, shall not exceed $50,000,000 in the aggregate; and

(h) Borrower shall have delivered to Administrative Agent at least one (1) Business Day (or such later time as may be reasonably acceptable to Administrative Agent) prior to the date on which any such Permitted Acquisition is to be consummated, a certificate of an officer, in form and substance reasonably satisfactory to Administrative Agent, certifying that all of the requirements set forth in this definition of Permitted Acquisition have been satisfied or will be satisfied on or prior to the consummation of such Permitted Acquisition.

“Permitted Additional Surety Provider Guaranty Obligations” means Guaranty Obligations of Borrower to any Additional Surety Provider under a Bonding Agreement permitted hereunder.

“Permitted Ascot Guaranty Obligations” means Guaranty Obligations of Borrower to Ascot under the Ascot Agreement.

“Permitted Chubb Guaranty Obligations” means Guaranty Obligations of Borrower to Chubb under the Chubb Agreement.

“Permitted Disposition” means:

(a) the sale of Inventory in the Ordinary Course of Business;

(b) in the Ordinary Course of Business, the granting of (i) non-exclusive intellectual property licenses, (ii) leases, licenses, subleases or sublicenses of real property, (iii) bareboat charters of vessels with Administrative Agent's prior written consent, (iv) sub-bareboat charters of vessels, which (A) are not owned by Credit Parties and (B) are subject to bareboat charters in favor of Credit Parties, to Credit Parties or Affiliates, and (v) time charters of vessels to other Credit Parties, Affiliates or customers; provided that, with respect to subclauses (iii), (iv) and (v), the Credit Party entering into such charter shall cause the Liens on any Fleet Asset created under such charter or sub-charter to be subordinate to the Liens of Collateral Agent created under the Ship Mortgage (if any) covering such Fleet Asset;

(c) the lapse or abandonment of registrations of immaterial intellectual property not necessary to the operation of Credit Parties' business;

(d) intercompany dispositions of assets from a Credit Party to another Credit Party;

(e) usage of cash or Cash Equivalents in the Ordinary Course of Business for purposes not prohibited under this Agreement;

(f) issuances of Capital Stock to the extent not otherwise prohibited hereby;

(g) Permitted Encumbrances;

(h) transfers of assets as a result of an involuntary loss (including any eminent domain proceedings), damage or other casualty event;

(i) the disposition of (i) obsolete, worn-out or surplus Equipment (other than any Specified Fleet Asset) in the Ordinary Course of Business, including without limitation, in connection with an exchange for credit against the purchase price of similar replacement property and (ii) the vessels named “Iowa” and “Dredge 53” (together with equipment used primarily in the operation thereof);

(j) dispositions of Fleet Assets (other than the ATB), if all of the following conditions are met: (i) no Default or Event of Default has occurred and is continuing or will result from such disposition, (ii) the fair market value of Fleet Assets of Borrower and its Subsidiaries sold or otherwise disposed of in any fiscal year does not exceed $44,000,000, (iii) the consideration received for any such disposition is at least equal to the fair market value of the applicable assets and the disposition is otherwise made on arm's length terms, and (iv) at least seventy-five percent (75%) of the consideration received for any such disposition is cash or cash equivalents;

(k) other dispositions of Equipment (other than any Specified Fleet Asset) and real property, if all of the following conditions are met: (i) no Default or Event of Default has occurred and is continuing or will result from such disposition, (ii) the fair market value of Equipment and real property of Borrower and its Subsidiaries sold or otherwise disposed of in any fiscal year does not exceed $44,000,000, (iii) the consideration received for any such disposition is at least equal to the fair market value of the applicable assets and the disposition is otherwise made on arm's length terms, and (iv) at least seventy-five percent (75%) of the consideration received for any such disposition is cash or cash equivalents;

(l) other dispositions of assets and property to any Strategic Joint Venture, if all of the following conditions are met: (i) no Default or Event of Default has occurred and is continuing or will result from such disposition, (ii) the fair market value of assets and property of Borrower and its Subsidiaries transferred or otherwise disposed of to any Strategic Joint Venture in any fiscal year does not exceed $33,000,000, and (iii) the consideration received for any such disposition is at least equal to the fair market value of the applicable assets and the disposition is otherwise made on arm's length terms;

(m) [reserved.];

(n) any other dispositions of assets (other than (i) any Capital Stock of any Credit Party that owns the ATB (and no other material assets), or (ii) the ATB), so long as (x) no Default or Event of Default shall have occurred and be continuing without being waived or would result from the making of such disposition and (y) immediately after giving effect to such disposition, the Senior Secured Net Leverage Ratio shall not exceed 2.50:1.00;

(o) sale and leaseback transactions to the extent the fair market value of the assets transferred pursuant thereto do not exceed $30,000,000 in the aggregate in any Fiscal Year or $100,000,000 in the aggregate after the Closing Date;

(p) any dispositions of (i) any Capital Stock of any Credit Party that owns the ATB (and no other material assets) or (ii) the ATB, in each case, so long as the ATB Conditions have been satisfied; and

(q) any other dispositions expressly agreed to by the Agent in writing.

Notwithstanding anything to the contrary herein, no sale, disposition or other transfer of ownership or rights in or to any Material Vessel shall constitute a Permitted Disposition, except as may be expressly agreed to by the Agent in writing.

“Permitted Dual Guaranty Obligations” means Guaranty Obligations of Borrower to Dual under the Dual Agreement.

“Permitted Encumbrances” means:

(a) Liens in favor of Collateral Agent for the benefit of Collateral Agent and Lenders;

(b) Liens for Taxes not delinquent or being Properly Contested;

(c) deposits to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;

(d) deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases, licenses, statutory obligations, surety, performance, litigation and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(e) Liens arising by virtue of the rendition, entry or issuance against any Credit Party or any Subsidiary, or any property of any Credit Party or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 8.01(f) hereof;

(f) landlords', warehousemans', carriers', repairmens', mechanics', suppliers' workers', materialmen's, maritime or other like Liens and privileges, in each case, arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested;

(g) Liens placed upon fixed assets acquired after the Closing Date to secure a portion of the purchase price thereof (including Consolidated Capitalized Lease Obligations), including any Lien on any fixed assets acquired in a Permitted Acquisition, provided that (I) any such Lien shall not encumber any other property of any Credit Party and (II) the aggregate amount of Indebtedness secured by such Liens does not at any time exceed the amount of Permitted Indebtedness outstanding pursuant to clause (e) of the definition thereof;

(h) Liens solely on earnest money deposits made by any Credit Party or any Subsidiary in connection with a letter of intent or purchase agreement with respect to a Permitted Acquisition;

(i) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(j) zoning restrictions, easements, licenses, rights-of-way or other restrictions or encumbrances on the use of any real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property;

(k) precautionary Uniform Commercial Code financing statement filings regarding operating leases;

(l) leases or subleases of real or personal property (other than Specified Fleet Assets where such lease constitutes a Permitted Disposition) granted to other Persons (as lessee thereof) not materially interfering with the conduct of the business of any Credit Party or any Subsidiary of a Credit Party;

(m) Liens on deposit accounts granted or arising in the Ordinary Course of Business in favor of depositary banks maintaining such deposit accounts solely to secure customary account fees and charges payable in respect of such deposit accounts and overdrafts not in violation of this Agreement;

(n) Liens on the unearned portion of insurance premiums in favor of insurers (or other Persons financing the payment of insurance premiums) securing the premiums payable in respect of insurance policies issued by such insurers; provided that such Liens attach solely to returned premiums in respect of such insurance policies and the proceeds of such policies;

(o) Liens disclosed on Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 6.06 hereof) and shall not subsequently apply to any other property or assets of any Credit Party other than the property and assets to which they apply as of the Closing Date;

(p) Liens on the Collateral in respect of Indebtedness permitted pursuant to clause (v) of the definition of Permitted Indebtedness, to the extent the same does not secure an amount in excess of the Indebtedness permitted pursuant to such provision;

(q) Liens in favor of Ascot, Chubb, Dual, Liberty, Philly and any Additional Surety Provider to secure obligations of Borrowers to Ascot, Chubb, Dual, Liberty, Philly and any Additional Surety Provider arising in connection with Bonding Obligations so long as such liens are subordinate to Collateral Agent's Liens pursuant to the applicable Intercreditor Agreement;

(r) other non-consensual Liens not described above securing obligations, provided the aggregate outstanding amount of the obligations secured thereby does not exceed $1,100,000 at any one time.

“Permitted Indebtedness” means:

(a) the Obligations,

(b) Indebtedness in respect of (i) hedge liabilities entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Cash Management Products and Services (as defined in the ABL Credit Agreement as in effect on the date hereof) as in effect on the date hereof;

(c) Indebtedness existing on the Closing Date and listed on Schedule 6.03 (other than Note Indenture Obligations), and any refinancings, refundings, renewals, replacements, exchanges or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, replacement, exchange or extension except by an amount equal to accrued and unpaid interest and a reasonable premium plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension

(d) Consolidated Capitalized Lease Obligations and purchase money Indebtedness incurred by Borrower or any of its Subsidiaries to any Person to finance the acquisition, construction, maintenance, repair or improvement of assets, including any such Indebtedness incurred after the acquisition, construction, maintenance, repair or improvement of such assets, so long as in each case, the amount of such Indebtedness does not exceed one hundred percent (100%) of the purchase price, construction cost, maintenance cost, repair cost or improvement cost of the assets acquired, constructed, repaired or improved with the proceeds thereof and, in the case of Indebtedness incurred after the acquisition, construction, repair or improvement of the assets to be financed, such Indebtedness is incurred no later than one hundred twenty (120) days after such assets are acquired, constructed, repaired or improved; provided, that the aggregate principal amount of Indebtedness under this clause (d) shall not exceed $82,500,000 at any time;

(e) Indebtedness of a Person consisting of Consolidated Capitalized Lease Obligations and purchase money financing existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with a Permitted Acquisition, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness, and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $22,000,000 at any time outstanding;

(f) Guaranty Obligations with respect to Indebtedness permitted pursuant to this definition;

(g) Indebtedness arising from Permitted Intercompany Investments;

(h) Indebtedness incurred in the Ordinary Course of Business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the Ordinary Course of Business;

(i) Subordinated Indebtedness of Borrower or its Subsidiaries; provided, that in the case of each incurrence of such Subordinated Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would result by the incurrence of such Subordinated Indebtedness, (ii) the aggregate amount of Subordinated Indebtedness outstanding at any time does not exceed $22,000,000, (iii) Administrative Agent shall have received satisfactory written evidence that Borrowers would be in compliance with the financial covenants set forth in Section 6.15 on a pro forma basis after giving effect to the issuance of any such Subordinated Indebtedness and (iv) such Subordinated Indebtedness shall be subject to subordination terms reasonably acceptable to Administrative Agent;

(j) Indebtedness constituting Bonding Obligations;

(k) Unsecured Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of Borrower or its Subsidiaries to purchase or redeem Capital Stock permitted hereunder; provided that the aggregate principal amount of all such Indebtedness shall not exceed $5,500,000 at any time outstanding;

(l) Indebtedness constituting Note Indenture Obligations;

(m) Indebtedness incurred in the Ordinary Course of Business of Borrower and its Subsidiaries in the nature of open accounts (extended by suppliers on normal trade terms in connection with purchases of goods and services), accrued liabilities and deferred income, taxes and judgments or orders for the payment of money to the extent such judgments or orders do not result in any Event of Default or result in any Liens prohibited by Section 8.01(f);

(n) Indebtedness in respect of Taxes and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 5.05;

(o) Indebtedness representing deferred compensation or stock-based compensation to employees of Borrower and its Subsidiaries;

(p) Indebtedness consisting of obligations of Borrower and its Subsidiaries under deferred consideration (including earn-outs, indemnifications, incentive non-competes, purchase price adjustments and other contingent obligations) or other similar arrangements incurred by such Person in connection with any Permitted Acquisitions, asset dispositions and any other Investments permitted under this Agreement; provided that the aggregate principal amount of all such Indebtedness shall not exceed $11,000,000 in the aggregate at any time outstanding (calculated to include such amounts to the extent required to be included as liabilities in accordance with GAAP) and such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to Administrative Agent;

(q) Indebtedness consisting of the financing of insurance premiums in the Ordinary Course of Business;

(r) Unsecured Indebtedness of any Credit Party or any Subsidiary thereof in an aggregate principal amount not to exceed $100,000,000;

(s) Permitted Additional Surety Provider Guaranty Obligations, Permitted Ascot Guaranty Obligations, Permitted Chubb Guaranty Obligations, Permitted Dual Guaranty Obligations, Permitted Liberty Guaranty Obligations, Permitted Philly Guaranty Obligations and Permitted Strategic Joint Venture Guaranty Obligations;

(t) Indebtedness in respect of liabilities owing to any provider, other than any Lender, of (i) (A) any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements or currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries, and (B) any swap, forward or derivative transaction in respect of commodities and any arrangement or other similar transaction hedging commodities that is entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries, and (ii) any interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness, in each case that (x) is entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes, (y) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner, and (z) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner;

(u) all premiums (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (t) of this definition; and

(v) Indebtedness incurred under the ABL Credit Agreement (or any replacement or refinancing thereof) in an amount not to exceed $330,000,000, which amount shall be increased to $400,000,000 in the event that Consolidated EBITDA of the Borrower (i) is greater than or equal to $110,000,000 for the twelve-month period ending as of the date of determination and (ii) has been greater than or equal to $100,000,000 for each twelve-month period ending on the last day of the three most recently ended fiscal quarters for which financials have been delivered (or were required to be delivered);

(w) Indebtedness in an amount not to exceed $150,000,000 to the extent (i) such Indebtedness is incurred to finance the acquisition or construction of one or more vessels, (ii) the loan-to-value ratio of any such indebtedness does not exceed 75% and (iii) such Indebtedness, if secured, is secured only by the vessel acquired or constructed (and reasonably related vessel assets) with such Indebtedness (and no other assets);

(x) Indebtedness to the extent unsecured and incurred primarily to fund the purchase price of a Permitted Acquisition; and

(y) any other Indebtedness, in an aggregate amount not to exceed $33,000,000 outstanding at any time, so long as (i) no Default or Event of Default shall have occurred and be continuing without being waived or would result from the making of such disposition and (ii) immediately after giving effect to such disposition, the Senior Secured Net Leverage Ratio shall not exceed 2.50:1.00.

Notwithstanding anything to the contrary herein, other than with respect to Indebtedness under the ABL Credit Agreement provided by Persons satisfactory to Administrative Agent, no Credit Party nor any of its Subsidiaries shall incur Indebtedness that is subordinated in respect of lien or payment priority to the ABL Obligations unless such Indebtedness is also subordinated to the Obligations hereunder in the same manner.

“Permitted Intercompany Investments” shall mean loans and other Investments made by:

(a) a Credit Party to another Credit Party;

(b) a Subsidiary of Borrower that is not a Credit Party to a Credit Party or a Subsidiary of a Credit Party so long as such Subsidiary is a party to the Intercompany Subordination Agreement if such loan or Investment is to a Credit Party;

(c) a Credit Party to a Subsidiary of Borrower that is not a Credit Party consisting of loans and Investments so long as the aggregate amount of all such loans and other Investments (by type, not by the borrower) does not exceed $5,500,000 (or such higher amount as Administrative Agent may agree to in its sole discretion) outstanding at any one time; and

(d) a Credit Party may make loans and other Investments in a Subsidiary of Borrower that is not a Credit Party without limitation so long as (i) no Default or Event of Default shall have occurred and be continuing without being waived or would result from the making of such disposition and (ii) immediately after giving effect to such disposition, the Senior Secured Net Leverage Ratio shall not exceed 2.50:1.00.

“Permitted Investments” means:

(a) Investments existing on the Closing Date, as set forth on Schedule 6.06;

(b) Investments in cash and Cash Equivalents,

(c) Investments existing on the Closing Date in Subsidiaries of Borrower existing on the Closing Date;

(d) Investments in the form of Consolidated Capital Expenditures;

(e) deposits made in the Ordinary Course of Business to secure the performance of leases or other obligations so long as such deposits constitute Permitted Encumbrances;

(f) Hedge Liabilities permitted pursuant to clause (b) of the definition of Permitted Indebtedness;

(g) purchases of assets in the Ordinary Course of Business;

(h) (i) Investments in the form of loans and advances to officers, directors and employees in the Ordinary Course of Business in an aggregate amount not to exceed at any time outstanding $2,750,000 and (ii) Investments constituting loans to employees of Borrower and its Subsidiaries to purchase Capital Stock of Borrower not exceeding in the aggregate $5,500,000 at any time outstanding;

(i) Investments constituting Permitted Intercompany Investments;

(j) Guaranty Obligations permitted pursuant to clause (f) of the definition of Permitted Indebtedness;

(k) Investments in the form of accounts receivable arising, and trade credit granted, in the Ordinary Course of Business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with customers and suppliers, in each case in the Ordinary Course of Business;

(m) promissory notes and other non-cash consideration received in connection with dispositions permitted by clauses (j), (k) or (l) of the definition of Permitted Dispositions;

(n) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with any Credit Party or any of its Subsidiaries so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(o) Permitted Acquisitions;

(p) Investments (including equity Investments) in Strategic Joint Ventures in an aggregate amount not to exceed $82,500,000;

(q) Investments in the Acadia Holding Company, including (i) the Acadia and related support equipment, construction contracts relating to the building and launching of the Acadia and third-party customer contracts expected to be performed using the Acadia and (ii) cash in an aggregate amount not to exceed (x) the Specified Acadia Investment Amount less (y) the sum of (A) the net proceeds of any third-party financing received by the Acadia Holding Company and (B) any investments, sales or other transfers made under clause (r) of the definition “Permitted Investments” (it being understood and agreed that capitalized interest associated with the construction of the Acadia shall not be deemed to be a utilization of cash for purposes of this clause (ii)); provided, that to the extent the net proceeds of any third-party financing received by the Acadia Holding Company exceeds $200,000,000, such excess proceeds shall be distributed by the Acadia Holding Company to a Credit Party;

(r) Investments (including equity Investments) in Strategic Joint Ventures formed to hold (i) the Acadia and related assets and (ii) future wind-related asset investments, in each case, in an aggregate amount not to exceed $200,000,000, less the amount of any investments made under clause (q) of the definition “Permitted Investments” (it being understood and agreed that any sale, disposition or other transfer of a vessel to a Strategic Joint Venture shall constitute an “Investment” for purposes of this clause (r));

(s) other Investments, so long as the (i) no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Investment, (x) Senior Secured Net Leverage Ratio is less than or equal to 2.50:1.00 and (y) on a pro forma basis, Consolidated Liquidity shall not be less than $50,000,000; and

(t) other Investments not otherwise described above, in an aggregate amount not to exceed at any time $50,000,000; provided, that (i) no Default or Event of Default shall have occurred and be continuing and (ii) on a pro forma basis after giving effect to such Investment, Consolidated Liquidity shall not be less than $50,000,000.

Notwithstanding anything to the contrary herein, and other than with respect to the Acadia, no Investment of any vessel which is material to the revenue generation of Borrower or any of its Subsidiaries shall constitute a Permitted Investment.

“Permitted Liberty Guaranty Obligations” means Guaranty Obligations of Borrower to Liberty under the Liberty Agreement.

“Permitted Note Refinancing” shall have the meaning set forth in the definition of Note Indenture Obligations.

“Permitted Philly Guaranty Obligations” shall mean Guaranty Obligations of GLDD to Philly under the Philly Agreement.

“Permitted Restricted Payments” means:

(a) each Subsidiary of the Borrower may make Restricted Payments to the Borrower and any Subsidiary of the Borrower that is a Credit Party (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary of the Borrower, to the Borrower, any Subsidiary of

the Borrower that is a Credit Party and to each other owner of Capital Stock of such Subsidiary based on their relative ownership interests)

(b) Borrower and each Subsidiary of the Borrower may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock) of such Person;

(c) Borrower may make Restricted Payments with the net cash proceeds from any substantially concurrent sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower;

(d) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions expressly permitted as a Permitted Investment or by Section 6.01;

(e) Borrower may make Restricted Payments to redeem, retire or otherwise acquire Capital Stock or options or other equity or phantom equity in respect of Capital Stock from present and former directors, employees or members of management of the Borrower or any Subsidiary of the Borrower (or their estate, family members, spouse and/or former spouse) in connection with the resignation, termination, death or disability of any such director, employee or member of management, in an aggregate amount not to exceed (i) $3,300,000 in any fiscal year and (ii) $6,600,000 for all such Restricted Payments made after the Closing Date; provided that the amount set forth in this clause (e) may be further increased by the cash proceeds of any key-man life insurance maintained by the Borrower or any of its Subsidiaries

(f) to the extent constituting Restricted Payments, repurchases of Capital Stock of the Borrower deemed to occur upon the non-cash exercise of stock options and warrants or similar equity incentive awards;

(g) Borrower or any Subsidiary of the Borrower may declare and make Restricted Payments (other than any Material Vessel) in an unlimited amount after December 31, 2024, so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment (x) the Senior Secured Net Leverage Ratio is less than or equal to 2.00:1.00 and (y) on a pro forma basis, Consolidated Liquidity shall not be less than $50,000,000;

(h) Borrower or any Subsidiary of the Borrower may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(i) Borrower or any Subsidiary of the Borrower may refinance, refund, renew, extend or exchange any Subordinated Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness and by any subordination agreement applicable thereto;

(j) Borrower or any Subsidiary of the Borrower may pay interest, expenses and indemnities in respect of Subordinated Indebtedness permitted by clause (i) of the definition of

Permitted Indebtedness (other than any such payments prohibited by the subordination provisions thereof); and

(k) Borrower or any Subsidiary of the Borrower may make Restricted Payments not described above in an aggregate amount not to exceed $35,000,000 in any fiscal year; provided, that (i) no Default or Event of Default shall have occurred or be continuing and (ii) on a pro forma basis after giving effect to such Restricted Payment, Consolidated Liquidity shall not be less than $50,000,000.

Notwithstanding anything to the contrary herein, no distribution or other transfer of any vessel which is material to the revenue generation of Borrower and or any of its Subsidiaries shall constitute a Permitted Restricted Payment.

“Permitted Strategic Joint Venture Guaranty Obligations” means Guaranty Obligations of Borrower and its Subsidiaries with respect to any third-party Indebtedness of a Strategic Joint Venture so long as all such Guaranty Obligations are unsecured and expressly subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to Administrative Agent (including, for the sake of clarity, that such third-party shall be subject to a permanent standstill of rights and remedies against the Credit Parties until the Obligations have been paid in full).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and Governmental Bodies.

“Philly” means the Philadelphia Indemnity Insurance Company.

“Philly Agreement” shall mean that certain General Agreement of Indemnity dated as of August 8, 2023, by and among certain of the Credit Parties, Philly and the other parties thereto from time to time.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B or such other office as such Person may from time to time designate in writing to Borrower, Administrative Agent, and each Lender.

“Pro Forma Basis” means, with respect to the calculation of Consolidated EBITDA and the Senior Secured Net Leverage Ratio as of any time, that pro forma effect shall be given to any Permitted Acquisition or Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which the financial effect is being calculated), any

Restricted Payments, any disposition of assets and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division (each a “Relevant Transaction”) that have occurred during the four consecutive fiscal quarter period of the Borrower most-recently ended as of or prior to such time, or subsequent to the end of such four consecutive fiscal quarter period but prior to such time or prior to or simultaneously with the Relevant Transaction for which a determination under this definition is made, as if each such event occurred on the first day of such four consecutive fiscal quarter period, and giving effect to (but (x) without duplication of any amount added to Consolidated EBITDA pursuant to clause (b)(viii) of the definition thereof and (y) other than for purposes of calculating Consolidated EBITDA to measure the Senior Secured Net Leverage Ratio to determine compliance with clause (g) of the definition of Permitted Restricted Payment or Section 3.02(a)(iv)), (a) factually supportable and identifiable pro forma cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any acquisition, divestiture, investment, restructurings, cost savings initiatives and other initiatives projected in good faith to result from actions taken, committed to be taken or expected to be taken no later than twenty four (24) months of the date of the closing of the applicable transaction net of the amount of actual benefits realized during such period from such actions, which cost savings, operating expense reductions, restructuring charges and expenses and synergies can be reasonably computed, as certified in writing by the chief financial officer of the Borrower; provided that such pro forma cost savings, operating expense reductions, restructuring charges and expenses and synergies shall not account for more than 20.0% of Consolidated EBITDA, determined before giving effect to such cost savings, operating expense reductions, restructuring charges and expenses and synergies for the most recently completed four fiscal quarter period for which financial statements have been delivered; and (b) in addition to the adjustments described above, such other adjustments as are reasonably satisfactory to the Administrative Agent.

“Properly Contested” means, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness or taxes unless enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Pro Rata Share” means (a) with respect to all payments, computations, and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender, by (ii) the aggregate Term Loan Exposure of all Lenders, (b) with respect to all payments, computations, and other matters relating to the Delayed Draw Term Loan Commitment or Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (i) the Delayed Draw Term Loan Exposure of such Lender by (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders, and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the sum of the Term Loan Exposure and the Delayed Draw Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Delayed Draw Term Loan Exposure of all Lenders.

“Protective Advances” has the meaning specified in Section 2.03.

“Qualified Capital Stock” means and refers to any Capital Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Capital Stock.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Credit Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, which such Deposit Account or Securities Account is subject to a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold, or otherwise) then owned by any Credit Party in any real property.

“Reference Time” means, with respect to any setting of the then-current Benchmark, (i) if such Benchmark is based on Term SOFR, then two U.S. Government Securities Business Days prior to such setting, or (ii) in the case of any other Benchmark, the time determined by Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 2.06(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Relevant Governmental Body” means, the Federal Reserve Board, the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.

“Replacement Lender” has the meaning specified in Section 2.22.

“Reportable Compliance Event” shall mean that (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity's use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (3) any Collateral becomes Embargoed Property.

“Required Lenders” means Lenders whose Pro Rata Share aggregate at least 50.1%.

“Required Prepayment Date” has the meaning specified in Section 2.14(c).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and directives of, any Governmental Body, in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payments” means (a) any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Subsidiary thereof, (b) any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Subsidiary thereof, or (c) any voluntary or mandatory redemption, repurchase, retirement, sinking fund payment or other payment of principal with respect to any Subordinated Indebtedness, or the Note Indenture Obligations (other than in connection with a Permitted Note Refinancing), or any voluntary prepayment of interest with respect to any Subordinated Indebtedness or the Note Indenture Obligations (other than in connection with a Permitted Note Refinancing).

“Retained Declined Proceeds” has the meaning specified in Section 2.14(c).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Jurisdiction” shall mean a country, region or territory subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii)

owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K. “ or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Body of a jurisdiction whose laws apply to this Agreement.

“Second Preferred Fleet Mortgage (Fleet)” means the Second Preferred Fleet Mortgage dated as of April 24, 2024, executed by Fleet in favor of Collateral Agent and Security Trustee, as such agreement may be amended or modified from time to time.

“Second Preferred Fleet Mortgage (GLDD)” means the Second Preferred Fleet Mortgage dated as of April 24, 2024, executed by GLDD LLC in favor of Collateral Agent and Security Trustee, as such agreement may be amended or modified from time to time.

“Secured Parties” means the Agents and Lenders.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase, or acquire, any of the foregoing.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement, dated as of the date hereof, executed by Grantors in favor of Administrative Agent, for the benefit of the Secured Parties, as attached hereto as Exhibit G and as it may be amended, supplemented, or otherwise modified from time to time.

“Senior Secured Net Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (a) Consolidated Total Debt which is secured on a senior or pari passu basis relative to the Obligations as of such day less Qualified Cash in an amount not to exceed $50,000,000 to (b) Consolidated EBITDA for the four‑Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter); provided that no amount of Qualified Cash shall be deducted from clause (a) to calculate the Senior Secured Net Leverage Ratio for purposes of determining compliance with Section 3.02(a)(iv); provided further that, no amount of MARAD Financing shall be included for purposes of calculating the Senior Secured Net Leverage Ratio. All calculations of the Senior Secured Net Leverage Ratio hereunder shall be made on a Pro Forma Basis.

“Ship Mortgages” means the Original Closing Date Ship Mortgages and any second preferred fleet mortgage in substantially the same form as the Original Closing Date Ship Mortgages.

“SOFR” means the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (a)(i) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets, (ii) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Acadia Investment Amount” means $292,350,000.

“Specified Disposition” means any disposition of all or substantially all of the assets or Equity Interests of any Subsidiary of any Credit Party or any division, business unit, product line or line of business of any Credit Party or any of its Subsidiaries, or any disposition of the ATB or any Capital Stock of any Credit Party that owns the ATB, in each case to the extent permitted under this Agreement.

“Specified Fleet Asset” means any Documented Vessel (including, without limitation, the ATB), any Fleet Asset acquired for a purchase price in excess of $250,000, and any other Fleet Asset subject to an Acceptable Appraisal (as defined in the ABL Credit Agreement as in effect on the date hereof) with a fair market value in excess of $250,000.

“Specified Transactions” means (a) any Specified Disposition and (b) any Permitted Acquisition.

“Strategic Joint Venture” shall mean any joint venture with an operating or financial partner for the purposes of engaging in offshore wind energy projects or other similar projects related to the Company’s operations and disclosed to the Administrative Agent.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party or its Subsidiaries incurred from time to time that is expressly subordinated in right and time of payment to the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Surety” means, collectively, (a) Ascot, (b) Chubb, (c) Dual, (d) Liberty, (e) Philly and (f) any other Additional Surety Provider.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction, or withholding (including backup withholding) by any Governmental Body, and all interest, penalties or additions to tax with respect thereto.

“Term Loan” means an Initial Term Loan or a Delayed Draw Term Loan, as applicable, made by a Lender to Borrower pursuant to Section 2.01(a).

“Term Loan Commitment” means the Initial Term Loan Commitment or the Delayed Draw Term Loan Commitment of a Lender, as the context may require.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loan and Delayed Draw Term Loan of such Lender; plus, if applicable, at all times before the Delayed Draw Term Loan Commitment Termination Date, the amount of such Lender’s unfunded Delayed Draw Term Loan Commitment.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of Term SOFR Loans, the first day of such applicable interest period, or (b) with respect to Alternate Base Rate, such day of determination of the Alternate Base Rate, in each case as such rate is published by the SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the SOFR Administrator on the first preceding U.S. government securities business day for which such Term SOFR Reference Rate for such tenor was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. government securities business days prior to such Term SOFR Determination Day; provided, that is Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means, for any day and any time, with respect to any Term SOFR Loan and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Terminated Lender” has the meaning specified in Section 2.22.

“Termination Event” shall mean the occurrence of any of the following which, individually or in the aggregate, has resulted or would, individually or in the aggregate, reasonably be expected to result in liability of Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the insolvency of a Multiemployer Plan, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Threshold Amount” shall mean $11,000,000.

“Total Leverage Ratio” shall mean, for any period, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA.

“Trade Announcements” has the meaning specified in Section 10.17.

“Transactions” means, collectively, the following:

(a) the entry into this Agreement and the other Loan Documents by the parties hereto and the borrowing of the Initial Term Loans and application of the proceeds in accordance with Section 2.05;

(b) the entry into the amendment of the ABL Credit Agreement and the other ABL Loan Documents by the parties thereto; and

(c) the payment of all reasonable and documented fees, costs and out-of-pocket expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”)

“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”

“Type of Loan” means a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, with respect to Borrower and its Subsidiaries on a consolidated basis, Consolidated Capital Expenditures funded (a) from such internally generated cash flow of Borrower and its Subsidiaries on a consolidated basis or (b) with the proceeds of a Revolving Advance (as defined in the ABL Credit Agreement) or Swing Loan (as defined in the ABL Credit Agreement).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. person” has the meaning specified in Section 2.19(d)(1)(A).

“Waivable Mandatory Prepayment” has the meaning specified in Section 2.14(c).

“Wholly-owned” shall mean, as to the Subsidiary of any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) is at the time owned by such person and/or one or more wholly-owned Subsidiaries of such person, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such person and/or one or more wholly-owned Subsidiaries of such person have a 100% equity interest at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Accounting and Other Terms.

(a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

(b) Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC as in effect from time to time in the State of New York unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

(c) All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.

Section 1.03 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase

“and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of the Applicable Prepayment Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.02 or 10.03 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations, and (d) the termination of all of the Commitments of Lenders. Notwithstanding anything in the Agreement to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (z) all requests, rules, guidelines, or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in, or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in, or effective.

Section 1.04 Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including;” provided, that with respect to computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

Section 1.05 Effect of Benchmark Transition Event

(a) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 1.05(a)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(i) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and

(ii) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting effective at 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document), so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.05(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.05(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement),

(i) if the then-current Benchmark is a term rate (including Term SOFR) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and

(ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Borrowing to be made, and any request for a conversion of a Base Rate Loan to a Term SOFR Loan and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for an Base Rate Borrowing and to have revoked any request for a conversion of a Base Rate Loan into a Term SOFR Loan. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 1.05(e), such Term SOFR Loan shall, on the last day of the then-current Interest Period for such Term SOFR Loan, be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.

(f) The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 1.05 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

LOANS

Section 2.01 Term Loans.

(a) Term Loans

(i) Initial Term Loans. Subject to the terms and conditions hereof, each Lender with an Initial Term Loan Commitment severally agrees to make, on the Closing Date, a Term Loan (collectively, the “Initial Term Loans”) to the Borrower in an aggregate amount equal to such Lender’s Initial Term Loan Commitment. Any amount borrowed under this Section 2.01(a)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, all amounts owned hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action upon the funding of such Lender’s Initial Term Loan Commitment on the Closing Date

(ii) Delayed Draw Term Loans. Subject to the terms and conditions hereof (including, without limitation, Section 3.02(a)), each Lender with a Delayed Draw Term Loan Commitment severally agrees to make one or more Term Loans to the Borrower during the period from the Closing Date until the Delayed Draw Term Loan Commitment Termination Date (collectively, the “Delayed Draw Term Loans”) in an aggregate amount for all such Delayed Draw Term Loans not to exceed such Lender’s Delayed Draw Term Loan Commitment. Any amounts borrowed under this Section 2.01(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, all amounts owed hereunder with respect to the Delayed Draw Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Delayed Draw Term Loan Commitment shall terminate immediately and without further action on the Delayed Draw Term Loan Commitment Termination Date. For the avoidance of doubt, if the Delayed Draw Term Loan Commitments have not been drawn in full by the Delayed Draw Term Loan Commitment Termination Date, any remaining undrawn Delayed Draw Term Loan Commitments shall automatically be reduced to zero.

(b) Borrowing Mechanics for Term Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than three (3) Business Days prior to the Closing Date with respect to the Initial Term Loans made on the Closing Date. Following the Closing Date, whenever Borrower desires that Lenders make Delayed Draw Term Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than noon (New York City time) at least ten (10) Business Days (or such shorter period as is agreed to by Administrative Agent in its reasonable discretion) in advance of the proposed Credit Date. Except as otherwise provided herein, a Funding Notice for a Term Loan that is a Term SOFR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith. Promptly upon receipt by Administrative Agent of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders (A) may act without liability upon the basis of written, facsimile, or telephonic notice believed by Administrative Agent in good faith to be from Borrower (or from any Authorized Officer thereof designated in writing purportedly from Borrower to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Borrower until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(ii) Each Lender shall make its Term Loan available to Administrative Agent not later than noon (New York time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Borrower by the close of business on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited (A) in the case of Loans made on the Closing Date, in accordance with the provisions of the Flow of Funds Agreement or (B) after the Closing Date, to the account of Borrower at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.

(iii) Borrower may draw on the Delayed Draw Term Loans, at its option, in whole or in part, at any time and from time to time during the Delayed Draw Term Loan Commitment Period. Delayed Draw Term Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or the amount of the remaining Delayed Draw Term Loan Commitment).

Section 2.02 [Reserved].

Section 2.03 Protective Advances. Subject to the limitations set forth below, and whether or not an Event of Default or a Default shall have occurred and be continuing, each Agent is authorized by Borrower and Lenders, from time to time in such Agent’s sole discretion (but such Agent shall have absolutely no obligation to), to make disbursements or advances to Borrower, which such Agent, in its sole discretion, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (c) to pay any other amount chargeable to, or required to be paid by, Borrower pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees, and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Article III have not been satisfied. The interest rate on all Protective Advances shall be at the Alternate Base Rate plus the Applicable Margin for the Term Loans. Each Protective Advance shall be secured by the Liens in favor of Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. The Protective Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.15(f). Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Maturity Date and the date on which written demand for payment is made by the applicable Agent. The applicable

Agent shall notify each Lender and Borrower in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Without limitation to its obligations pursuant to Section 9.06, each Lender agrees that it shall make available to the applicable Agent, upon such Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance. If such funds are not made available to the applicable Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the applicable Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Alternate Base Rate.

Section 2.04 Pro Rata Shares; Availability of Funds

(a) Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender with respect to such other Lender’s obligation to make a Loan requested hereunder, nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender with respect to such other Lender’s obligation to make a Loan requested hereunder.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date, and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.04(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.05 Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date shall be applied by Borrower to (i) repay some or all outstanding amounts under the ABL Credit Agreement, (ii) pay the fees and expenses incurred in connection with the transactions contemplated hereby and (iii) provide for its working capital needs and general corporate purposes. No portion of the proceeds of any Loan shall be used in any manner that violates Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof.

Section 2.06 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; provided further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Commitments and Loans (and stated interest therein) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any Loan. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.06, and Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents, and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes.

Section 2.07 Interest.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of the Term Loan:

(A) if a Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin.

(B) if a Term SOFR Loan, at Term SOFR plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Term SOFR Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with Term SOFR Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Term SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive, and binding upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.07(a) shall be computed on the basis of a 360 day year, other than for Base Rate Loans which shall be calculated on the basis of a 365-day or 366-day year, as applicable, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan shall be payable in cash and in arrears on and to (i) each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at maturity, including final maturity.

(f) At any time that an Event of Default has occurred and is continuing, at the written election of Administrative Agent, Borrower no longer shall have the option to request that any portion of the Term Loan bear interest at a rate based upon Term SOFR.

Section 2.08 Conversion/Continuation.

(a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i) to convert at any time all or any part of any Term Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Term SOFR Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Loan unless Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion, or

(ii) upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Term SOFR Loan.

(b) Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than noon (New York time) at least two (2) Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Term SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.09 Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, that in the case of Term SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Term SOFR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.09 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

Section 2.10 Fees.

(a) Without duplication of any other fees set forth in this Section 2.10, Borrower agrees to pay to Administrative Agent all fees payable by it in the Fee Letter in the amounts and at the times specified therein.

(b) Borrower agrees to pay to Administrative Agent, for the ratable account of Lenders with unused Delayed Draw Term Loan Commitments (other than Defaulting Lenders), a commitment fee (the “Delayed Draw Term Loan Commitment Fee”) in an amount equal to 1.00% per annum multiplied by the average amount of such Lenders’ unused Delayed Draw Term Loan Commitments during the applicable period, payable quarterly on the last Business Day of each quarter, in arrears, after the Closing Date and upon the earlier to occur of (i) the Delayed Draw Term Loan Commitment Termination Date and (ii) the date of any other termination or expiration of all or any portion of the Delayed Draw Term Loan Commitments (including in connection with an incurrence of Delayed Draw Term Loans), calculated based on the actual number of days elapsed over a 360-day year.

All fees referred to in this Section 2.10(b) shall be paid to Administrative Agent as set forth in Section 2.15(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

Section 2.11 Repayments of Loans and Commitment Reductions. The principal amounts of the Term Loans shall be due and payable on the earlier of (a) the Maturity Date and (b) the date on which the Term Loans otherwise become due and payable pursuant to the terms of this Agreement (each such payment, an “Installment”). Notwithstanding the foregoing, (a) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loan in accordance with Sections 2.12 and 2.13, as applicable, and (b) the Term Loan, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

Section 2.12 Voluntary Prepayments; Call Protection.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(A) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount outstanding), and

(B) with respect to Term SOFR Loans, Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(c)) in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount outstanding).

(ii) All such prepayments shall be made:

(A) upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans, and

(B) upon not less than three (3) Business Days’ prior written notice in the case of Term SOFR Loans,

in each case given to Administrative Agent by 10:00 a.m. (New York time) on the date required (and Administrative Agent will promptly transmit such notice for Term Loans to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(b) with respect to the Term Loans.

(b) Voluntary Commitment Reductions. During the Delayed Draw Term Loan Commitment Period, Borrower may, at its option, at any time and from time to time but upon no less than three (3) Business Days’ prior written notice (the “Delayed Draw Term Loan Commitment Reduction Notice”) to the Administrative Agent, terminate in whole or permanently reduce in party any unused portion of the Delayed Draw Term Loan Commitments; provided, that such termination or reduction of the Delayed Draw Term Loan Commitments shall be in aggregate amount of $1,000,000 and integral multiples of $100,000 in excess of such amount (or the remainder of the Delayed Draw Term Loan Commitments, as applicable). The Delayed Draw Term Loan Commitment Reduction Notice shall designate (1) the date (which shall be a Business Day) of such termination or reduction and (2) the amount of any partial reduction. Such termination or reduction of the Delayed Draw Term Loan Commitments shall be effective as of the date specified in the applicable Delayed Draw Term Loan Commitment Reduction and shall reduce the Delayed Draw Term Loan Commitment of each Lender proportionally to its Pro Rata Share thereof.

(c) Call Protection.

(i) If all or any part of the principal balance of any Loans is paid prior to the date that is 43 months following the Closing Date for any reason (including, but not limited to, whether voluntary or mandatory, and whether before or after acceleration of the Obligations or the commencement of any Insolvency Proceeding, but in any event (A) including any such prepayment in connection with (I) a Change of Control, (II) an acceleration of the Obligations as a result of the occurrence of an Event of Default, (III) foreclosure and sale of, or collection of, the Collateral, (IV) sale of the Collateral in any Insolvency Proceeding, (V) the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, or (VI) the termination of this Agreement for any reason, and (B) excluding any prepayment that is required to be made pursuant to the provisions of Section 2.11 hereof or any mandatory prepayments made pursuant to any of Sections 2.13(a)(y) and Section 2.13(h), Borrower shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment a premium as liquidated damages and compensation for the costs of being prepared to make funds available hereunder with respect to the Loans (the “Applicable Prepayment Premium”) equal to (1) the Make-Whole Premium on the principal amount of the Term Loans so prepaid, with respect to prepayments made on or after the Closing Date but prior to the date that is 18 months following the Closing Date (the “First Prepayment Premium Period”), (2) the amount of such prepayment multiplied by (x) 103 percent, with respect to prepayments made on or after the date that is 18 months following the Closing Date but prior to the date that is 31 months following the Closing Date (the “Second Prepayment Premium Period”), and (y) 101 percent, with respect to prepayments made on or after the date that is 31 months following the Closing Date but prior to the date that is 43 months following the Closing Date; provided, that the Applicable Prepayment Premium for any mandatory prepayments made pursuant to Section 2.13(a)(x) shall be calculated pursuant to (A) the foregoing clause (2) for any such prepayment made during the First Prepayment Premium Period or the Second Prepayment Premium Period and (B) the foregoing clause (3) for any such prepayment made thereafter.

(ii) Notwithstanding the foregoing Section 2.12(c)(i), if during the First Prepayment Premium Period any Term Loans are prepaid with the proceeds from the MARAD Financing, the Applicable Prepayment Premium shall be equal to the sum of (x) the Make-Whole Carve-Out multiplied by 103 percent plus (y) the Make-Whole Premium on the principal amount of the Term Loans so prepaid in excess of the Make-Whole Carve-Out.

(iii) Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Non-Consenting Lender is replaced pursuant to Section 2.22 due to such Lender’s failure to approve a consent, waiver, or amendment extending the termination date of any of such Lender’s Loans or the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any of such Lender’s Loans, such Non-Consenting Lender shall be entitled to receive a premium in connection with such replacement or prepayment in the amount that would have been payable in respect of the Term Loans of such Non-Consenting Lender under this clause (c)(iii) had such Term Loans been the subject of a voluntary prepayment at such time

(iv) Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated and/or the Delayed Draw Term Loan Commitments terminated prior to the date that is 43 months following the Closing Date for any reason, including because of default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any applicable Debtor Relief Laws, sale, disposition, or encumbrance (including that by operation of law or otherwise), the Applicable Prepayment Premium, determined as of the date of acceleration, will also be due and payable as though said Obligations were voluntarily prepaid and said Commitments terminated as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. The Applicable Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and the Borrower agrees that it is reasonable under the circumstances. The Applicable Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees that: (A) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium, and (D) Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the

Applicable Prepayment Premium as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans.

(v) On or after the date that is 43 months following the Closing Date, no premiums shall be payable pursuant to this Section 2.12(c) in connection with any prepayments of the Term Loans other than Term SOFR funding breakage costs as required under the terms of this Agreement.

Section 2.13 Mandatory Prepayments.

(a) Asset Sales and Casualty Events. Subject to the Intercreditor Agreement, no later than the third Business Day following the date of receipt by Borrower or any of its Subsidiaries of (i) any Net Proceeds from non-ordinary course asset sales or other dispositions (excluding dispositions under clauses (a) through (g), (i), (l) and (n) of the definition of Permitted Dispositions) by the Borrower or any of its Subsidiaries in excess of $10,000,000 in the aggregate in any Fiscal Year, Borrower shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to such Net Proceeds (and only the amount of such excess shall be subject to this clause (i)) and (ii) any Net Proceeds received in connection with a casualty event, condemnation or other loss by the Borrower or any of its Subsidiaries, Borrower shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to such Net Proceeds; provided, that in connection with any such disposition (including as a result of a casualty or condemnation) that would otherwise be required to be used to prepay the Loans pursuant to clauses (i) or (ii) above, up to $30,000,000 in the aggregate in any Fiscal Year of the Net Proceeds from all such dispositions shall not be required to be so used to prepay the Loans to the extent that such Net Proceeds are used to replace, repair or restore properties or assets that were the subject of such disposition with long-term productive assets, provided that, (x) no Default or Event of Default shall have occurred and is continuing on the date such Person receives such Net Proceeds, (y) Borrower has delivered Collateral Agent a certificate within twenty (20) days after such disposition stating that such Net Proceeds shall be used to so replace, repair or restore properties or assets as provided above within a period not to exceed three hundred sixty five (365) days after the date of receipt of such Net Proceeds (which certificate shall set forth estimates of the Net Proceeds to be so expended) and (z) upon the earlier of (1) the expiration of the three hundred sixty five (365) day period pursuant to clause (y) above or (2) the occurrence and during the continuance of a Default or an Event of Default, such Net Proceeds, if not theretofore so used, shall be used to prepay the Loans in accordance with Section 2.14(b).

(b) [Reserved].

(c) [Reserved].

(d) Issuance of Debt. Subject to the Intercreditor Agreement, on the date of receipt by Borrower or any other Credit Party of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.06), Borrower shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable and documented costs and out-of-pocket expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) Extraordinary Receipts. Subject to the Intercreditor Agreement, on the date of receipt by Borrower or any other Credit Party of any Extraordinary Receipts, Borrower shall prepay Loans as set forth in Section 2.14(b) in the amount of such Extraordinary Receipts.

(i) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.13(a) through 2.13(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable Net Proceeds and compensation owing to Lenders under Section 2.12(c). In the event that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(j) Allocation of Mandatory Prepayment Proceeds. Notwithstanding anything to the contrary herein, any prepayment required by this Section 2.13 shall be applied as contemplated herein unless:

(i) solely with respect to any prepayment pursuant required by clause (a) or (h) of this Section 2.13, after giving effect to any such prepayment, the Formula Amount (as defined in the ABL Credit Agreement as in effect on the date hereof) would be less than 15% greater than the lesser of (x) the Maximum Revolving Advance Amount (as defined in the ABL Credit Agreement as in effect on the date hereof) and (y) $300,000,000, in which case such proceeds shall be applied to the ABL Obligations until such time as such condition is no longer satisfied (with any excess amounts being applied to the Obligations pursuant to this Agreement); provided that, for purposes of this clause (i), the Formula Amount shall not be reduced for (A) the release of any Collateral other than pursuant to a transaction expressly permitted by the ABL Credit Agreement or the Intercreditor Agreement or (B) the revision to any advance rates or eligibility criteria not approved in writing by the Administrative Agent in its sole discretion; or

(ii) prior to the application of any such prepayment, Undrawn Availability (as defined in the ABL Credit Agreement as in effect on the date hereof) is less than 50% of the Maximum Revolving Advance Amount (as defined in the ABL Credit Agreement as in effect on the date hereof), in which case such proceeds shall be applied to the ABL Obligations until such time as this condition is no longer satisfied (with any excess amounts being applied to the Obligations pursuant to this Agreement).

Upon the prepayment of all outstanding Advances (under and as defined in the ABL Credit Agreement as in effect on the date hereof), including the Cash Collateralization of undrawn Letters of Credit (each under and as defined in the ABL Credit Agreement as in effect on the date hereof) following the application of the proceeds pursuant to this Section 2.13, (i) all such proceeds shall be applied to the Obligations and (ii) solely to the extent the Formula Amount is less than $250,000,000, the Maximum Revolving Advance Amount shall be permanently reduced on a dollar-for-dollar basis by an amount equal to (A) $250,000,000, less (B) the Formula Amount as of such date. In the event any Letter of Credit under the ABL Credit Agreement expires or is otherwise terminated, any proceeds previously applied to cash collateralize such Letter of Credit shall promptly be applied to the Obligations.

Section 2.14 Application of Prepayments/Reductions.

(a) [Reserved].

(b) Application of Prepayments of Term Loans. (i) Any prepayment of any Term Loan pursuant to Section 2.12, and (ii) except in connection with any Waivable Mandatory Prepayment provided for in Section 2.14(c), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.13, in each case, shall be applied as follows:

first, to the installments of the principal balance of the Term Loan in the inverse order of maturity, until paid in full, and second, to prepay the principal of the Delayed Draw Term Loan until paid in full.

(c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so, or if it elects not to do so and other Lenders elect to exercise such option, if it elects to receive its pro rata share of the portion of such Waivable Mandatory Prepayment that such other Lenders have elected to refuse, in each case on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option to refuse such Waivable Mandatory Prepayment and not to exercise the option to receive its pro rata share of the portion of such Waivable Mandatory Prepayment that other Lenders have elected to refuse, if any). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option to refuse such Waivable Mandatory Prepayment, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loan in accordance with Section

2.14(b)), (ii) to the extent of any excess, ratably to Lenders that have elected to receive the portion of such Waivable Mandatory Prepayment that such other Lenders have elected to refuse, until paid in full (which prepayment shall be applied to the scheduled Installments of principal of the Term Loan in accordance with Section 2.14(b)), and (iii) to the extent of any excess, to Borrower for working capital and general corporate purposes. Any such Waivable Mandatory Prepayments retained by Borrower shall be referred to herein as the “Retained Declined Proceeds”.

(d) At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.15(g). Nothing contained herein shall modify the provisions of Section 2.12(b) or Section 2.15(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the Applicable Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

Section 2.15 General Provisions Regarding Payments

(a) All payments by Borrower of principal, interest, fees, and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff, or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than noon (New York time) to Administrative Agent’s Account or via wire transfer of immediately available funds to such other account as the Administrative Agent shall specify for such purpose by notice to the Borrower; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next Business Day.

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, the Applicable Prepayment Premium, and all other amounts payable with respect to the principal amount being repaid or prepaid.

(c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Term SOFR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to noon (New York time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Borrower and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non‑conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.09 from the date such amount was due and payable until the date such amount is paid in full.

(g) At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited, to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

(i) first, ratably to pay the Obligations in respect of any fees (other than the Applicable Prepayment Premium), expense reimbursements, indemnities, and other amounts then due and payable to the Agents until paid in full,

(ii) second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full,

(iii) third, ratably to pay principal of Protective Advances then due and payable until paid in full,

(iv) fourth, ratably to pay the Obligations in respect of any fees (other than the Applicable Prepayment Premium) and indemnities then due and payable to Lenders with a Term Loan, Delayed Draw Term Loan or Delayed Draw Term Loan Commitment until paid in full,

(v) fifth, interest then due and payable in respect of the Delayed Draw Term Loans and Term Loan until paid in full,

(vi) sixth, ratably to pay principal of the Delayed Draw Term Loans and Term Loan until paid in full,

(vii) seventh, ratably to pay the Obligations in respect of the Applicable Prepayment Premium then due and payable to Lenders with a Term Loan or Delayed Draw Term Loan until paid in full,

(viii) eighth, to the ratable payment of all other Obligations then due and payable until paid in full.

(h) For purposes of Section 2.15(g) “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including any interest that accrues after the commencement of an Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, regardless of whether the same would be or is allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding.

(i) In the event of a direct conflict between the priority provisions of Section 2.15(h) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.15(h) shall control and govern.

Section 2.16 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action, or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees, and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off, or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.17 Making or Maintaining Term SOFR Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Term SOFR Loans, that either (i) adequate and reasonable means do not exist for ascertaining Term SOFR or (ii) the Administrative Agent has been advised by the Required Lenders that Term

SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan), Administrative Agent shall on such date give notice to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Term SOFR Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b) Illegality or Impracticability of Term SOFR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining, or continuation of its Term SOFR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline, or order (or would conflict with any such treaty, governmental rule, regulation, guideline, or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the Lender’s ability to make Term SOFR Loans and in any such event, such Lender shall be an “Affected Lender,” and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter, (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Term SOFR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a Term SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender’s obligation to maintain its outstanding Term SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Term SOFR Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses, and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Term SOFR Loans and any loss, expense, or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Term SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Term SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), or (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Term SOFR Loans. Any Lender may make, carry, or transfer Term SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

Section 2.18 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty, or governmental rule, regulation, or order, or any change therein or in the interpretation, administration, or application thereof (including the introduction of any new law, treaty, or governmental rule, regulation, or order), or any determination of a court or Governmental Body, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request, or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Body (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than Indemnified Taxes or Excluded Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees, or any other amount payable hereunder, (ii) imposes, modifies, or holds applicable any reserve (including any marginal, emergency, supplemental, special, or other reserve), special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Term SOFR Loans that are reflected in the definition of Term SOFR), or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in, or applicability after the Closing Date of any law, rule, or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Body, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Delayed Draw Term Loan Commitments, or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change, or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.19 Taxes; Withholding, etc.

(a) Withholding of Taxes. All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by the recipient’s net income (however denominated), branch profits, Taxes and franchise Taxes imposed on the recipient, in each case, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) as the result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced any, Loan Document), (ii) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender becomes a party hereto or such Lender changes its lending office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.19(d), and (iv) Taxes imposed under FATCA (all such non-excluded Taxes, collectively or individually, “Indemnified Taxes” and all such excluded Taxes, “Excluded Taxes”). If any Credit

Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax or Other Tax from any sum paid or payable by any Credit Party to any Agent or any Lender under any of the Loan Documents: (1) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it, (2) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on any Agent or such Lender, as the case may be) on behalf of and in the name of such Agent or such Lender, (3) the sum payable by such Credit Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding, or payment, such Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding, or payment been required or made, and (4) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding, or payment, and of the remittance thereof to the relevant taxing or other authority.

(b) Other Taxes. The Credit Parties shall pay to the relevant Governmental Bodies any present or future stamp or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Within thirty days after paying any such Other Taxes, each Credit Party shall deliver to Administrative Agent and any Lender evidence satisfactory to Administrative Agent and Lenders that such Other Taxes have been paid to the relevant Governmental Body.

(c) Tax Indemnification. The Credit Parties hereby jointly and severally indemnify and agree to hold each Agent and Lender harmless from and against all Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.19) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten days from the date on which any Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d) Evidence of Exemption From U.S. Withholding Tax.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(d)(ii)(A), (ii)(B) and

(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal position of such Lender.

(i) Without limiting the generality of the foregoing:

(A) any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. person”) shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Lender that is not a U.S. person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E or any successor thereto establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E or any successor thereto establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) duly executed copies of IRS Form W-8ECI (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of IRS Form W-8BEN or IRS Form W-8BEN-E or any successor thereto; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY or any successor thereto, accompanied by IRS Form W-8ECI or any successor thereto, IRS Form W-8BEN-E or any successor thereto, a U.S. Tax Compliance Certificate substantially in the form of

Exhibit J-2 or Exhibit J-3, IRS Form W-9 or any successor thereto, and/or or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) on or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower two duly signed, properly completed copies of (1) IRS Form W-9 or any successor thereto certifying that the Administrative Agent is exempt from U.S. federal backup withholding Tax, or (2) (x) with respect to payments received on the Administrative Agent’s own account, IRS Form W-8ECI or any successor thereto, and (y) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. person.

(e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.20 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17(c), 2.18, or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund, or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17(c), 2.18, or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding, or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.21 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.05(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b) and (c) such Defaulting Lender’s Delayed Draw Term Loan Commitment shall be excluded for purposes of calculating the Delayed Draw Term Loan Commitment Fee payable to Lenders in respect of any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Delayed Draw Term Loan Commitment Fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Delayed Draw Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender. No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.05(c).

Section 2.22 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Sections 2.17(c), 2.18 or 2.19, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal, (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default, or (c) in connection with any proposed amendment, modification, termination, waiver, or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender, or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased Cost Lender, only after receiving written request from Borrower to remove such Increased Cost Lender), by giving written notice to Borrower and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Delayed Draw Term Loan Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06, and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, that (A) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, together with, in the case of a Non-Consenting Lender, the Applicable Prepayment Premium with respect thereto (as if such Loans had been prepaid to such Non-Consenting Lender pursuant to Section 2.12 hereof) and

(2) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10, (B) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19, and (C) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Delayed Draw Term Loan Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Closing Date. The effectiveness of this Agreement and the obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:

(a) Loan Documents. Administrative Agent shall have received copies of each Loan Document executed and delivered by each applicable Credit Party for each Lender.

(b) ABL Amendment Documents. Administrative Agent shall have received the executed ABL Amendment No. 1, and any perfection certificate, guaranties, intercompany subordination agreements, pledge or security agreements, maritime security documents and intercreditor agreements executed in connection therewith, in each case, satisfactory to the Administrative Agent.

(c) Financial Condition Certificate. Administrative agent shall have received an executed Financial Condition Certificate in the form of Exhibit F-2.

(d) Closing Certificate. Administrative Agent shall have received a closing certificate signed by an Authorized Officer of the Borrower dated as of the date hereof, certifying that (i) all representations and warranties set forth in this Agreement and each other Loan Document are true and correct on and as of such date, (ii) on such date no Default or Event of Default has occurred or is continuing and (iii) no Material Adverse Effect has occurred in the Borrower’s or the other Credit Parties’ business operations since December 31, 2023.

(e) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded (or authorized to file, register or record), or Agent has received authorization to file, register or record, in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

(f) Fleet Assets Deliveries. With respect to the Fleet Assets:

(i) Each Documented Vessel that is a U.S. flag vessel shall be duly documented with the U.S. Coast Guard, titled in the name of a Credit Party, and free of all liens of record other than Permitted Encumbrances, as evidenced by a certificate issued by the NVDC, such as a Certificate of Ownership (CG-1330) or Abstract of Title, each issued not more than 25 days prior to the Closing Date;

(ii) Each Documented Vessel that is a U.S. flag vessel and not Excluded Property shall be subject to a duly signed and notarized Ship Mortgage granted in favor of Agent delivered to the Agent in a form eligible for recording with the NVDC;

(iii) Each Documented Vessel that is a U.S. flag vessel and that is subject to Coast Guard inspection shall hold a valid U.S. Coast Guard Certificate of Inspection; and

(iv) Each Documented Vessel that is a U.S. flag vessel shall hold all certificates required by the U.S. Coast Guard, such certificates to be valid and in effect.

(g) Secretary's Certificates, Authorizing Resolutions and Good Standings of Borrowers. Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of the Borrower and each other Credit Party in form and substance satisfactory to Administrative Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Administrative Agent, of the board of directors (or other equivalent governing body, member or partner) of the Borrower and each other Credit Party authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to which the Borrower and each other Credit Party is a party (including authorization of the incurrence of indebtedness and the borrowing of Initial Term Loans and Delayed Draw Term Loans as provided for herein), and (y) the granting by the Borrower and each other Credit Party, as applicable, of the security interests in and liens upon the Collateral to secure the Obligations of Borrower and each other Credit Party (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of the Borrower and each other Credit Party authorized to execute this Agreement and the other Loan Document, (iii) copies of the Organizational Documents of the Borrower and each other Credit Party as in effect on such date, complete with all amendments thereto (or certification that Organizational Documents previously delivered to Administrative Agent remain in full force and effect), and (iv) the good standing (or equivalent status) of the Borrower and each other Credit Party in its jurisdiction of organization as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than ten (10) Business Days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction.

(h) Legal Opinion. Administrative Agent shall have received the executed legal opinions of (i) Proskauer Rose LLP, (ii) Haynesworth Sinkler Boyd, P.A. and (iii) Mills Black LLP, as maritime counsel, in each case, in form and substance satisfactory to Administrative Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, each other Loan Document, and related agreements as Administrative Agent may reasonably require and the Borrower hereby authorizes and directs such counsel to deliver such opinions to the Administrative Agent and Lenders.

(i) No Litigation; Material Adverse Effect. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body that is not covered by third-party insurance as to which the insurer does not deny coverage shall be continuing or threatened against the Borrower or any other Credit Party or against the officers or directors of the Borrower or any other Credit Party (A) in connection with this Agreement, each other Loan Document or any of the transactions contemplated thereby and which, in the reasonable opinion of Administrative Agent, is deemed material or (B) which could, in the reasonable opinion of Administrative Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to the Borrower or any other Credit Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body. No Material Adverse Change shall have occurred in the Borrower’s or the other Credit Parties’ business operations since December 31, 2023.

(j) Collateral Examination. Administrative Agent have received the most recently completed Collateral examinations and appraisals, the results of which shall be reasonably satisfactory in form and substance to Administrative Agent, and all requested books and records in connection therewith.

(k) Fees. Administrative Agent shall have received all fees payable to Administrative Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article II hereof and the Fee Letter.

(l) Financial Statements. Administrative Agent shall have received a copy of the Audited Financial Statements which shall be satisfactory in all respects to Administrative Agent.

(m) Insurance. Administrative Agent shall have received in form and substance satisfactory to Administrative Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement and the Ship Mortgage is in full force and effect, (ii) insurance certificates issued by the Borrowers insurance broker containing such information regarding the Borrowers casualty and liability insurance policies as Administrative Agent shall request and naming Administrative Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by the Borrowers insurer naming Administrative Agent as lenders loss payee and mortgagee, as applicable.

(n) Payment Instructions. Administrative Agent shall have received written instructions from the Borrower directing the application of proceeds of the Initial Term Loan made pursuant to this Agreement.

(o) Consents. Administrative Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and each other Loan Documents; and, the Administrative Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Administrative Agent and its counsel shall deem necessary.

(p) Compliance with Laws. Administrative Agent shall be reasonably satisfied that the Borrower and each other Credit Party is in material compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Laws, ERISA and the Anti-Terrorism Laws.

(q) Certificate of Beneficial Owners; USA Patriot Act Diligence. Administrative Agent and each Lender shall have received, in form and substance acceptable to Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Beneficial Owner Regulation and the USA Patriot Act.

(r) Liquidity. On the Closing Date and immediately after giving effect to the Transactions, the Consolidated Liquidity shall not be less than $50,000,000.

Section 3.02 Conditions to Each Credit Extension after the Closing Date.

(a) Conditions Precedent. Following the Closing Date, the obligation of each Lender to make any Delayed Draw Term Loan on any Credit Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

(ii) As of such Credit Date, with respect to Borrower and its Subsidiaries, the representations and warranties contained herein and in each other Loan Document, certificate, or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Closing Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(iii) As of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Loan that would constitute an Event of Default or a Default;

(iv) the Chief Financial Officer of Borrower shall have delivered a certificate representing and certifying and otherwise demonstrating to the satisfaction of Administrative Agent that, after giving pro forma effect to the incurrence of the applicable Delayed Draw Term Loans and the intended use of proceeds therewith, the Senior Secured Net Leverage

Ratio is no greater than 2.50:1.00; provided, that this clause (iv) shall not apply to any Delayed Draw Term Loan incurred prior to the date that is six (6) months following the Closing Date;

Any Agent or Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Required Lender, such request is warranted under the circumstances.

(b) Notices. Any Notice shall be executed by an Authorized Officer of Borrower in a writing delivered to Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and Lenders (other than with respect to the Acadia Holding Company following the Acadia Release Event), on the Closing Date and on each Credit Date, that the following statements are true and correct:

Section 4.01 Authority. Each Credit Party has full power, authority and legal right to enter into this Agreement and each other Loan Document to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and each other Loan Document to which it is a party have been duly executed and delivered by each Credit Party, and this Agreement and each other Loan Document to which it is a party constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Each other Loan Document to which it is a party (a) are within such Credit Party's corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Credit Party's Organizational Documents or to the conduct of such Credit Party's business or of any Material Contract or undertaking to which such Credit Party is a party or by which such Credit Party is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (i) those Consents set forth on Schedule 4.01 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect, and (ii) where the failure to obtain such Consents would not reasonably be expected to result in a Material Adverse Effect, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Credit Party under the provisions of any agreement, instrument, or other document to which such Credit Party is a party or by which it or its property is a party or by which it may be bound.

Section 4.02 Formation and Qualification.

(a) Each Credit Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 4.02(a) and is qualified to do business and is in good standing in the states listed on Schedule 4.02(a) which constitute all states in which qualification and good standing are necessary for such Credit Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Credit Party has delivered to Agent true and complete copies of its Organizational Documents as of the Closing Date and will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of Borrower and each other Credit Party as of the Closing Date are listed on Schedule 4.02(b).

Section 4.03 Survival of Representations and Warranties. All representations and warranties of such Credit Party contained in this Agreement and each other Loan Document to which it is a party shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at the time of such Credit Party's execution of this Agreement and each other Loan Document to which it is a party and true and correct in all in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the time of any request for an Loan (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date)

Section 4.04 Tax Returns. Each Credit Party’s federal tax identification number is set forth on Schedule 4.04. Each Credit Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all Taxes that are due and payable, except to the extent that (1) they are being Properly Contested. The provision for taxes on the books of each Credit Party is adequate for all years not closed by applicable statute, and for its current fiscal year, and no Credit Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

Section 4.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) [reserved].

(d) Since December 31, 2023, there has not occurred any event, condition or state of facts which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 4.06 Entity Names. Except as set forth on Schedule 4.06, no Credit Party has been known by any other company or corporate name, as applicable, in the past five (5) years and has not provided services or sold Inventory under any other name, nor has any Credit Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person or a business of a Person during the preceding five (5) years.

Section 4.07 Environmental Compliance.

(a) The properties owned, leased or operated by each Credit Party and each Subsidiary thereof do not contain, and to their knowledge have not previously contained, any Hazardous Materials in quantities or conditions that could reasonably be expected to give rise to liability on the part of any Credit Party or any Subsidiary thereof or which constitute or constituted a violation of applicable Environmental Laws, except for such liability or violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) All operations conducted by each Credit Party and each Subsidiary thereof are in compliance, and have been in compliance, with all applicable Environmental Laws, except for any noncompliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) No Credit Party nor any Subsidiary thereof has received any written notice of any Environmental Claim, nor does any Credit Party or any Subsidiary thereof have knowledge that any such notice will be received or is being threatened which, in either case, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Hazardous Materials have not been transported off-site or disposed of at, on or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except, in each case, for any liability or violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e) No Environmental Claim is pending, or, to the knowledge of any Credit Party or any Subsidiary thereof, threatened under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders or other orders, administrative orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party or any Subsidiary thereof that, in any such case, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 4.08 Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) After giving effect to the Transactions, each Credit Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities (actual, contingent or otherwise), and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b) Except as disclosed in Schedule 4.08(b), no Credit Party or any Subsidiary of a Credit Party has any pending or threatened litigation, arbitration, actions or proceedings that are not covered by third-party insurance as to which the insurer does not deny coverage and are in excess of $2,750,000. No Credit Party or any Subsidiary of a Credit Party has any outstanding Indebtedness other than Permitted Indebtedness

(c) As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, pension or Multiemployer Plans other than those identified on Schedule 4.08(c).

(d) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect.

(e) As of the Closing Date, no funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan

(f) Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code

(g) No Termination Event has occurred or is reasonably expected to occur.

Section 4.09 Patents, Trademarks, Copyrights and Licenses. All Intellectual Property owned or utilized by any Credit Party (other than off-the-shelf Intellectual Property that is generally commercially available which a Credit Party has a license to use): (i) [reserved]; (ii) if owned by a Credit Party, is valid and has been duly registered or filed with all appropriate Governmental Bodies; and (iii) constitutes all of the intellectual property rights which are reasonably necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Credit Party is aware of any challenge or proceedings. All Intellectual Property owned or held by any Credit Party consists of original material or property developed by such Credit Party or to the knowledge of such Credit Party was lawfully acquired by such Credit Party from the proper and lawful owner thereof. Each of such items has been maintained in a manner reasonably determined by such Credit Party so as to preserve the value thereof from the date of creation or acquisition thereof unless a Credit Party has determined that an item is no longer necessary for its business.

Section 4.10 Licenses and Permits. Except as set forth in Schedule 4.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation and any international laws or conventions applicable to Documented Vessels either documented or operated outside of the United States for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be so in compliance or to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Default of Indebtedness. No Default or Event of Default exists as a result of (i) a Credit Party being in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued or (ii) an event that has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

Section 4.12 No Default. No Default or Event of Default has occurred and is continuing.

Section 4.13 No Burdensome Restrictions. No Credit Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each Credit Party has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

Section 4.14 No Labor Disputes. No Credit Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Credit Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 4.14 hereto.

Section 4.15 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

Section 4.16 Investment Company Act. No Credit Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company

Section 4.17 Disclosure. No representation or warranty made by any Credit Party in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which it is made, not misleading. There is no fact known to any Credit Party or which reasonably should be known to such Credit Party which such Credit Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

Section 4.18 Immaterial Subsidiaries. No Immaterial Subsidiary (a) owns any assets (other than assets of a de minimis value and nature and not used in the operation of the business of the Credit Parties), (b) has any liabilities (other than liabilities of a de minimis nature), or (c) engages in any business activity

Section 4.19 Charters. As of the Closing Date, other than that certain charter hire agreement between Fleet, as owner, and GLDD LLC, as charterer, with respect to the ATB, no Fleet Asset owned by a Credit Party is subject to a bareboat charter or a time charter

Section 4.20 Business and Property of Credit Parties. Upon and after the Closing Date, Credit Parties do not propose to engage in any business other than the business described in the Borrower's most recently filed Form 10K as of the Closing Date and any business activities related or incidental thereto. On the Closing Date, each Credit Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Credit Party.

Section 4.21 Ineligible Securities. Borrowers do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

Section 4.22 Capital Stock and Ownership. The authorized and outstanding Capital Stock of each Credit Party, and each legal and beneficial holder thereof as of the Closing

Date (other than with respect to Borrower), are as set forth on Schedule 4.22(a) hereto. All of the Capital Stock of each Credit Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 4.22(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Credit Party or any of the shareholders of any Credit Party is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the Capital Stock of Credit Parties. Except as set forth on Schedule 4.22(c), Credit Parties have not issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

Section 4.23 Commercial Tort Claims. No Credit Party has any commercial tort claims for which such claim has been asserted in judicial proceedings, mediation, arbitration or other formal or informal dispute resolution forums and for which the amount of damages sought exceeds $500,000 except as set forth on Schedule 4.23 hereto.

Section 4.24 Material Contracts. All Material Contracts are in full force and effect and, to the knowledge of any Credit Party, there are no material defaults currently existing thereunder.

Section 4.25 Bank Accounts and Securities Accounts. Schedule 4.25 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer, and all other similar accounts maintained by each Credit Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.26 Compliance with Statutes, etc. Each Credit Party and its Subsidiaries is in compliance with (a) its organizational documents and (b) all applicable statutes, regulations, and orders of, and all applicable restrictions imposed by, all Governmental Bodies in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of such Credit Party or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.27 Security Interests. The Security Agreement creates in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid, and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.01(e), the recording of any Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement referred to in the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the submission of an appropriate application requesting that the Lien of Collateral Agent be noted on the certificate of title or ownership for any motor vehicle, completed and authenticated by the applicable Credit Party, together with the certificate of title or ownership, with respect to such motor vehicle, to the applicable state agency, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject to any applicable Intercreditor Agreement), and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of any Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement pursuant to the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property and (d) additional local law security agreements and/or perfection steps required with respect to Capital Stock issued by Foreign Subsidiaries.

Section 4.28 Real Estate. As of the Closing Date, Schedule 4.28 contains a true, accurate and complete list of all Real Estate Assets owned or leased by each Credit Party, identifying which properties are owned and which are leased.

Section 4.29 PATRIOT ACT. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

Section 4.30 OFAC/Sanctions.

(a) Borrower represents and warrants that (i) no Covered Entity, or to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is a Sanctioned Person and (ii) no Covered Entity, or to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Borrower covenants and agrees that (i) no Covered Entity, or to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, will become a Sanctioned Person, (ii) no Covered Entity, or to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) Borrowers shall promptly notify Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 4.31 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership, if any, executed and delivered to Agent and Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

Section 4.32 Delivery of ABL Loan Documents. As of the Closing Date, Administrative Agent has received complete copies of the ABL Loan Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Administrative Agent.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries (other than with respect to the Acadia Holding Company and its subsidiaries following the Acadia Release Event) to perform, all covenants in this Article V.

Section 5.01 Financial Statements, Other Reports and Information. Unless otherwise provided below, Borrower will deliver to Administrative Agent and Lenders:

(a) Disclosure of Material Matters. Promptly upon learning thereof, report to Administrative Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, with an aggregate value in excess of $2,750,000, including any Credit Party’s reclamation or repossession of, or the return to the any Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, in each case in excess of $2,750,000.

(b) Environmental Reports.

(i) Furnish Administrative Agent, concurrently with the delivery of the financial statements referred to in this Sections 5.01(e) and 5.01(f), with a certificate signed by a Responsible Officer of Borrower stating, to the best of his knowledge, that each Credit Party is in compliance in all material respects with all applicable Environmental Laws, except for such non-compliance that could not reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect. To the extent any Credit Party is not in compliance with the foregoing laws, and such non-compliance is reasonably expected to have a Material Adverse Effect, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance.

(ii) Furnish Administrative Agent, promptly after the assertion or occurrence thereof, notice of any Environmental Claim or of any filing or report made by any Credit Party or any Subsidiary thereof with any Governmental Body or other Person with respect to any violation of or liability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, Borrower shall promptly forward to Administrative Agent copies of any material request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any site owned, operated or used by any Credit Party or other location, or to manage Hazardous Materials, and shall forward copies of material correspondence between any Credit Party and the Governmental Body or other Person regarding such Environmental Claims to Administrative Agent until the Environmental Claim is settled. Borrower shall promptly forward to Administrative Agent copies of all material documents and reports concerning any material Environmental Claim at the Real Property owned, leased or occupied by any Credit Party, or operations or business that any Credit Party is required to file under any Environmental Laws.

(c) Litigation. Promptly notify Administrative Agent (for further delivery to each Lender) in writing of any claim, litigation, suit or administrative proceeding affecting any Credit Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which could reasonably be expected to have a Material Adverse Effect.

(d) Material Occurrences. Promptly notify Administrative Agent (for further delivery to each Lender) in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the ABL Credit Agreement or the Note Indenture Obligations; (c) accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a Tax imposed by Section 4971 of the Code; (d) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; (e) [reserved]; (h) any dispute or claim involving Borrower or any of its Subsidiaries if such dispute or claim involves in excess of $1,100,000; (g) (i) any event of default (including an "Event of Default" as defined in the ABL Credit Agreement or the Notes Indenture) under the ABL Loan Documents or the Notes Indenture, and/or (ii) any event which with the giving of notice or lapse of time, or both, would constitute an event of default (including an “Event of Default” as defined in the ABL Credit Agreement or the Notes Indenture) under the ABL Loan Documents or the Notes Indenture and (g) any other development in the business or affairs of Borrower or any Guarantor, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

(e) Annual Financial Statements. Furnish Administrative Agent and Lenders within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidated, and consolidating or similar basis with respect to any Strategic Joint Venture, basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification (other than a “going concern” qualification resulting solely from the maturity of the Obligations within a year of such opinion) by an independent certified public accounting firm selected by Borrower and satisfactory to Administrative Agent, it being understood that Deloitte & Touche LLP is satisfactory to the Administrative Agent (the “Accountants”), together with a customary management’s discussion and analysis of the financial condition and results of operations.

(f) Quarterly Financial Statements. Furnish Administrative Agent and Lenders within forty-five (45) days after the end of each fiscal quarter (or such later date as Administrative Agent shall agree to in its sole discretion), an unaudited balance sheet of Borrower on a consolidated, and consolidating or similar basis with respect to any Strategic Joint Venture, basis and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated, and consolidating or similar basis with respect to any Strategic Joint Venture, basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrower’s business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate and a customary management’s discussion and analysis of the financial condition and results of operations.

(g) Other Reports. Furnish Administrative Agent, upon reasonable request, copies of (i) such financial statements and reports as the Borrower shall send to its stockholders and (ii) any notices (other than borrowing notices, notices related to interest rate mechanics and other operational notices), reports and financial statements sent pursuant to the (x) Note Indenture and (y) ABL Credit Agreement; provided that Borrower shall notify Administrative Agent in writing within ten (10) days following the issuance or delivery of any of the foregoing (or deliver such information in lieu of providing such notice); provided further that delivery of such information shall be deemed made on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s website on the Internet at https://gldd.com or is available on the website of the SEC at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice).

(h) Additional Information. Furnish Administrative Agent with such additional information as Administrative Agent or any Lender shall reasonably request in order to enable Administrative Agent or such Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without the necessity of any request by Administrative Agent or any Lender, (a) at least ten (10) days after the end of each fiscal quarter, notice of any Credit Party’s opening of any new office or place of business or any Credit Party’s closing of any existing office or place of business, and (b) promptly upon any Credit Party’s learning thereof, notice of any labor dispute to which any Credit

Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party is a party or by which any Credit Party is bound, in each case, which could reasonably be expected to result in a Material Adverse Effect.

(i) Projected Operating Budget. Furnish Administrative Agent and Lenders, no later than seventy-five (75) days after the beginning of each Borrower's fiscal year commencing with fiscal year 2025, a month by month projected operating budget and cash flow of Borrowers on a consolidated basis for such fiscal year (including an income statement and cash flow statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Responsible Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

(j) ABL Loan Documents. Substantially concurrently with delivery thereof under the ABL Credit Agreement, furnish Administrative Agent with copies of Borrowing Base Certificates (as defined in the ABL Credit Agreement as in effect on the date hereof), along with any supporting or ancillary documentation delivered (or prepared by or on behalf of the ABL Administrative Agent) in connection therewith.

(k) Notice of Suits, Adverse Events. Furnish Administrative Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Credit Party by any Governmental Body or any other Person that is material to the operation of any Credit Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; (iii) copies of any periodic or special reports filed by Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any notices and other communications from any Governmental Body or Person which specifically relate to Borrower or any Guarantor and could reasonably be expected to result in a Material Adverse Effect.

(l) ERISA Notices and Requests. Furnish Administrative Agent with immediate written notice in the event that (i) any Credit Party or ERISA Affiliate knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Person has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which in any such case could reasonably be expected to result in liabilities to Borrower and its Subsidiaries in excess of the Threshold Amount and (iv) any Credit Party obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

(m) Additional Documents. Execute and deliver to Administrative Agent, upon request, such documents and agreements as Administrative Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

(n) Updates to Certain Schedules. Deliver to Administrative Agent on a quarterly basis, updates to Schedule 3(b) (Bailees of the Loan Parties), 5(a) (Capital Stock), 8 (Commercial Tort Claims) and 10 (Letter of Credit Rights) to the Perfection Certificate; provided, that absent the occurrence and continuance of any Event of Default, Borrower may provide the updates required above in connection with delivery of a Compliance Certificate with respect to the applicable quarter. Any such updated Schedules delivered by Borrower to Administrative Agent in accordance with this Section 5.01(n) shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Administrative Agent and attached to and made part of the Perfection Certificate.

(o) Financial Disclosure. Upon the occurrence and during the continuance of an Event of Default, each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Credit Party at any time during the Term to exhibit and deliver to Administrative Agent and each Lender copies of any of such Credit Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Administrative Agent and each Lender any information such accountants may have concerning such Credit Party's financial status and business operations. Each Credit Party hereby authorizes all Governmental Bodies to furnish to Administrative Agent and each Lender copies of reports or examinations relating to such Credit Party, whether made by such Credit Party or otherwise; however, Administrative Agent and each Lender will attempt to obtain such information or materials directly from such Credit Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

(p) Lender Calls. Following the delivery of financial statements and other information required to be delivered pursuant to Section 5.01(f), Borrower shall, not later than ten Business Days following the request of Administrative Agent (or such later date as Administrative Agent may agree in writing), cause its chief financial officer to participate in a conference call with Administrative Agent and all Lenders who choose to participate in such conference call during which conference call the chief financial officer shall review the financial condition of Borrower and its Subsidiaries and such other matters as Administrative Agent or any Lender may reasonably request.

(q) Variances from Operating Budget. Upon any reasonable request of Administrative Agent, furnish Administrative Agent, promptly following the delivery of the financial statements referred to in Sections 5.01(e) and 5.01(f) a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 5.01(i) and a discussion and analysis by management with respect to such variances in each case in the form provided to the Board of Directors of the Borrower in the Ordinary Course of Business.

Section 5.02 Compliance with Laws. Comply in all material respects with all Requirements of Law with respect to the Collateral or any part thereof or to the operation of such Credit Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Requirement of Law(s) pursuant to another standard).

Section 5.03 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions necessary to enforce and protect the validity of any right included in the Collateral; (b) keep in full force and effect its existence; and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 5.04 Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for Taxes, allowances against doubtful receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

Section 5.05 Payment of Taxes. Pay, when due, all Taxes lawfully levied or assessed upon such Credit Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except where the same are being Properly Contested or the failure to make such payment could not reasonably be expected to result in a liability to any Credit Party in excess of $550,000. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Credit Party and Agent or any Lender which Administrative Agent or any Lender may be required to withhold or pay (and for which a Credit Party is liable under applicable law) or if any Taxes of a Governmental Body (for which a Credit Party is liable under applicable law) remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Administrative Agent's reasonable opinion, may possibly create a valid Lien on the Collateral, Administrative Agent may, without notice to the Credit Parties, make a Protective Advance as provided in Section 2.03 to pay the Taxes and each Credit Party hereby indemnifies and holds Administrative Agent and each Lender harmless in respect thereof.

Section 5.06 Insurance.

(a) (i) Keep all its insurable properties and properties in which such Credit Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Credit Party's; in the absence of more specific provisions in any Maritime Security Documents, such insurance to include, without limitation, the following:

(A) Marine General Liability (or Commercial General Liability) insurance (including coverage for bodily injury and property damage, products and completed operations, premises and operations, sudden and accidental pollution liability, contractual liability, and actions over indemnification) in an amount equal to a limit of not less than $1,000,000 per occurrence and an aggregate amount equal to a limit of not less than $2,000,000;

(B) Hull and Machinery insurance (including excess risks) with typical standard coverage covering the Fleet Assets in an amount equal to the aggregate value of all such Fleet Assets under such Hull and Machinery policy with a claim deductible of not more than $2,500,000 and, as of the Closing Date, an aggregate limit with respect to the Documented Vessels of an amount not less than $300,000,000;

(C) War Risk and Confiscation insurance with respect to each Documented Vessel operated in a country outside of the United States that is identified as a high risk area by Lloyd’s Market Association Joint War Committee or similar body, in an amount equal to the value of the assets under the Hull and Machinery policy unless (y) Borrower shall have notified the Administrative Agent that it has determined, in good faith, that such insurance with respect to such contract is not available at a reasonable economic cost or not available from a reputable insurer, or the property or assets to be used in connection with such contract are not subject to a material risk of asset seizure in such country and (z) Administrative Agent shall have concurred with such conclusion in writing (which concurrence shall not be unreasonably withheld or delayed);

(D) Vessel Pollution Liability insurance coverage in an amount equal to a limit of not less than $5,000,000; and

(E) Protection and Indemnity insurance and Umbrella Liability insurance in an amount of at least $75,000,000 in addition to the limits within the Marine General Liability (or Commercial General Liability), Employer's Liability, War Risk and Confiscation and Vessel Pollution Liability insurance policies listed above;

(ii) in the cases of the insurances referred to in sub-sections (i)(B) and (C) above, (x) with first class insurance companies or underwriters as shall from time to time be approved by Collateral Agent in the reasonable exercise of its judgment (hereinafter called the “Hull and Machinery and War Risks Insurers”), (y) in such amounts as shall be at least equivalent to the market value of such Fleet Assets, but not less than one hundred twenty five percent (125%) of the unpaid principal amount of the indebtedness evidenced by the Note, multiplied by a fraction, the numerator of which is the fair market value of such Fleet Assets and the denominator of which is the aggregate fair market value of all the Fleet Assets then mortgaged to Collateral Agent pursuant to this Agreement, and all such insurance shall be payable in lawful money of the United States of America, (iii) in the case of the protection and indemnity Insurances referred to in subsection (i)(E) above with a recognized protection and indemnity club that is a member of the International Group of P&I Clubs or any insurer rated at least B++ by A.M. Best Company, or the equivalent thereof provided by a rating service whose ratings of insurance companies are internationally recognized or any insurer acceptable to Collateral Agent (together with the Hull and Machinery and War Risks Insurers, the “Insurers”) and payable in lawful money of the United States of America, (iv) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Credit Party insuring against larceny, embezzlement or other criminal misappropriation by insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Credit Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (v) maintain liability insurance against claims for personal injury, death or property damage suffered by others for such amounts, as is customary in the case of companies engaged in businesses similar to such Credit Party's; (vi) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Party is engaged in business; and (vii) furnish Collateral Agent with (A) confirmation of renewal of coverage within ten (10) days of any expiration date followed by copies of all policies and evidence of the maintenance and renewal thereof no later than thirty (30) days after any expiration date (or such later date as agreed by the Collateral Agent in its sole discretion), and (B) appropriate endorsements (including loss payable endorsements) in form and substance reasonably satisfactory to Collateral Agent, naming Collateral Agent as an additional insured and Collateral Agent as mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i), and (v) above, and providing (I) that all proceeds thereunder shall be payable to Collateral Agent, except as provided in the Assignment of Insurances, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Collateral Agent (or in the case of non-payment, at least ten (10) days prior written notice) (except War Risks which shall be seven (7) days unless terminated automatically in accordance with the provisions of the Automatic Termination and Cancellation Clauses). In the event of any loss thereunder, the carriers named therein hereby are directed by Collateral Agent and the applicable Credit Party to make payment for such loss to Collateral Agent and not to such Credit Party and Collateral Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Collateral Agent may endorse such Credit Party's name thereon and do such other things as Collateral Agent may deem advisable to reduce the same to cash.

(b) If an Event of Default has occurred and is continuing, Collateral Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Section 6.6(a) above. Except as provided in Section 2.20(c) all loss recoveries received by Collateral Agent under any such insurance may be applied to the Obligations in the manner provided in this Agreement. Any surplus shall be paid by Collateral Agent to Borrowers or applied as may be otherwise required by Requirement of Law. Any deficiency thereon shall be paid by the Credit Parties to Collateral Agent, on demand. If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Collateral Agent, if Collateral Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Credit Party, which payments shall be charged to Borrowers' Account and constitute part of the obligations.

Section 5.07 Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect except where failure to do so could not reasonably be expected to result in a Material Adverse Effect or when the amount or validity thereof is being Properly Contested.

Section 5.08 Environmental Matters. In addition to and without limiting the generality of Section 5.02 and Section 10.03, (a) comply with all applicable Environmental Laws and obtain and comply with any and all licenses or permits required by applicable Environmental Laws, (b) complete all investigations, studies, sampling and testing and all remedial, removal or other actions required under Environmental Laws and timely comply with all lawful orders and directives of any Governmental Body regarding Environmental Laws and (c) defend, indemnify and hold harmless Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Bodies related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence, bad faith or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

Section 5.09 Standards of Financial Statements. Cause all financial statements referred to in Sections 5.01(e), (f), (g), (h), (i) and (j) as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable)

Section 5.10 Execution of Supplemental Instruments. Execute and deliver to Collateral Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Collateral Agent may request, in order that the full intent of this Agreement may be carried into effect. Without limiting the foregoing, Credit Parties shall take such actions as are necessary or as Collateral Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the Collateral of Borrowers and each Credit Party and guaranteed by each Domestic Subsidiary (other than any Strategic Joint Venture and the Immaterial Subsidiaries), in each case as Collateral Agent may determine, including (i) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, financing statements and other documents, and the filing or recording of any of the foregoing, (ii) the delivery of opinions of counsel, and (iii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession. Notwithstanding the foregoing, for the sake of clarity, no Person shall be joined as a borrower to the Agreement after the Closing Date unless and until each Lender has completed its “know your customer” diligence, including without limitation in respect of the Beneficial Owner Regulation and the USA Patriot Act.

Section 5.11 Compliance with ERISA. In addition to and without limiting the generality of Section 5.2, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, and (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or Tax under the Code.

Section 5.12 Government Receivables. Take all steps necessary to protect Collateral Agent's interest in the Collateral under the Uniform Commercial Code and all other applicable state or local statutes or ordinances, and if an Event of Default exists under the Assignment of Claims Act, and deliver to Collateral Agent appropriately endorsed, any instrument or chattel paper connected with any receivable arising out of any contract between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them.

Section 5.13 Keepwell. If it is a Qualified ECP Guarantor, then jointly and severally, together with each other Qualified ECP Guarantor, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 5.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.13, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 5.13 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and each other Loan Document. Each Qualified ECP Guarantor intends that this Section 5.13 constitute, and this Section 5.13 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

Section 5.14 Certificate of Beneficial Ownership. Provide to Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by

Administrative Agent or such Lender with applicable laws (including without limitation the Beneficial Owner Regulation, the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Administrative Agent or such Lender to comply therewith.

Section 5.15 Post-Closing Matters. Borrower shall, and shall cause each of the Credit Parties to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall not, and shall not permit any of its Subsidiaries (other than with respect to the Acadia Holding Company and its subsidiaries following the Acadia Release Event) to:

Section 6.01 Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Capital Stock of any Person or permit any other Person to consolidate with or merge with it, except (i) any Borrower may merge, consolidate or reorganize with another Credit Party (provided that such Borrower is the surviving entity of such merger, consolidation or reorganization) or a Borrower may acquire the assets or Capital Stock of another Credit Party so long as such Borrower provides Administrative Agent with five (5) Business Days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization and takes all necessary actions to redocument the Documented Vessels if necessary as a result of such merger, consolidation or reorganization, (ii) any Subsidiary of a Borrower that is not a Credit Party may merge or consolidate with a Credit Party if such Credit Party is the surviving entity, (iii) Permitted Acquisitions, (iv) Permitted Dispositions, and (v) any Subsidiary of Borrower may be dissolved or liquidated in the Ordinary Course of Business if it is no longer used or useful in the business.

(b) Sell, lease, sublease, sale and leaseback, assign, convey, transfer, license, sublicense or otherwise dispose of any of its properties or assets, except Permitted Dispositions. For purposes of clarification, each of the following shall constitute the disposition of the applicable assets: (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), or (c) any sale of merchant accounts (or any rights thereto, including, without limitation, any rights to any residual payment stream with respect thereto) by any Credit Party.

(c) Notwithstanding anything herein or any other Loan Document to the contrary, no Credit Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of Administrative Agent (such consent not to be unreasonably withheld), and in the event that any Credit Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Sections 5.10 and 6.09 and the other further assurances obligations set forth in each other Loan Document and become a Borrower or Guarantor (as required by Administrative Agent) under this Agreement and each other Loan Document.

Section 6.02 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

Section 6.03 Immaterial Subsidiaries. Permit any Immaterial Subsidiary to (a) own any assets (other than assets of a de minimis value and nature and not used in the operation of the business of the Credit Parties), (b) have any liabilities (other than liabilities of a de minimis nature), or (c) engage in any business activity.

Section 6.04 Investments. Purchase or acquire obligations or Capital Stock of, or any other interest in, any Person, other than Permitted Investments.

Section 6.05 Restricted Payments. Declare, pay or make any Restricted Payment except Permitted Restricted Payments.

Section 6.06 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

Section 6.07 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby or businesses related or incidental thereto, purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

Section 6.08 Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any officer or other Affiliate of, Borrower or any of its Subsidiaries, other than:

(a) any transaction among the Credit Parties;

(b) transactions permitted by Sections 6.01, 6.04, 6.05 and 6.06;

(c) transactions existing on the Closing Date and described on Schedule 6.08;

(d) other transactions in the Ordinary Course of Business on terms as favorable as would be obtained by it on a comparable arm's-length transaction with an independent, unrelated third party; provided, that, in the case of any such transaction involving aggregate consideration or property having a fair market value in excess of the Threshold Amount, such transaction shall have been determined in good faith by the board of directors (or equivalent governing body) of GLDD as having satisfied the standard described in this clause (d);

(e) any employment or severance agreement, compensation, employee benefit arrangements and incentive arrangements or indemnification agreement or arrangement with any officer, director, member or employee entered into by Borrower or any of its Subsidiaries in the Ordinary Course of Business;

(f) payment of reasonable directors’ fees and customary indemnification agreements with directors, members, officers and employees of Borrower and its Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed;

(g) loans and advances to officers, directors and employees of the Borrower any Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the Ordinary Course of Business;

(h) any transaction between Subsidiaries that are not Credit Parties;

(i) transactions between Borrower or any of its Subsidiaries and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Borrower, provided that such director abstains from voting as a director of Borrower on any matter involving such other Person; and

(j) transactions between Borrower or any of its Subsidiaries and a Strategic Joint Venture, in each case to the extent expressly permitted under this Agreement.

Notwithstanding anything contained in this Agreement or any of each other Loan Document to the contrary, no Credit Party shall make an Investment in, sell, lease, license, assign, contribute or otherwise transfer any assets to, make any distributions or payments to, or otherwise engage in, or enter into, any transaction with, any Immaterial Subsidiary, which involves in excess of $100,000 in any fiscal year for all such Investments, transfers, distributions, payments and transactions with all Immaterial Subsidiaries.

Section 6.09 Subsidiaries. Form any Domestic Subsidiary or acquire any Domestic Subsidiary unless (i) in the case of an acquisition, such acquisition is a Permitted Acquisition, and (ii) in each case, such Domestic Subsidiary (other than a Strategic Joint Venture) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the Obligations of Borrowers hereunder. Borrowers shall provide all documents, including without limitation, legal opinions and appraisals as any Agent may reasonably require to establish compliance with each of the foregoing conditions in connection therewith. Notwithstanding the foregoing, for the sake of clarity, no Person shall be joined as a borrower to the Agreement after the Closing Date unless and until each Lender has completed its “know your customer” diligence, including without limitation in respect of the Beneficial Owner Regulation and the USA Patriot Act.

Section 6.10 Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required or permitted by GAAP or (ii) in tax reporting treatment except as required by law.

Section 6.11 Pledge of Credit. Now or hereafter pledge Administrative Agent's or any Lender's credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Loan in or for any business other than such Credit Party's business operations as permitted by this Agreement.

Section 6.12 Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents in a manner adverse to Lenders unless required by law, in any such case without (x) giving at least ten (10) days prior written notice of such intended change to Administrative Agent (which may be extended or waived in the sole discretion of the Administrative Agent), (y) having received from Administrative Agent confirmation that Agent has taken all steps necessary for Administrative Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Credit Party and in the Capital Stock of such Credit Party and (z) in any case under clause (iv), having received the prior written consent of Required Lenders to such amendment, modification or waiver.

Section 6.13 Deposit Accounts. Permit the aggregate balance in deposit accounts of the Credit Parties that are located outside of the United States to exceed $16,500,000 for more than five (5) consecutive Business Days; provided, that such time may be extended in Administrative Agent's sole discretion for valid business purposes disclosed to Administrative Agent.

Section 6.14 Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness, or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Credit Party; provided, that Credit Parties and their Subsidiaries may prepay any Indebtedness so long as (a) no Default or Event of Default shall have occurred and be continuing without being waived or would result from the making of such disposition and (b) immediately after giving effect to such disposition, the Senior Secured Net Leverage Ratio shall not exceed 2.50:1.00; and provided further, that Credit Parties and their Subsidiaries may prepay any Note Indenture Obligations in connection with a Permitted Note Refinancing so long as such prepayment does not constitute a Restricted Payment.

Section 6.15 Minimum Liquidity. For any period of three (3) consecutive Business Days, permit Consolidated Liquidity to be less than (a) $12,500,000, at any time that the Fixed Charge Coverage Ratio for the most recently ended four (4) fiscal quarter period for which financial statements were delivered (or were required to be delivered) pursuant to Section 5.01 is less than 1.10 to 1.00 and (b) $50,000,000, at any time the Fixed Charge Coverage Ratio for the most recently ended four (4) fiscal quarter period for which financial statements were delivered (or were required to be delivered) pursuant to Section 5.01 is greater than 1.10 to 1.00; provided that (i) the Borrower shall give notice to the Administrative Agent within one (1) Business Day of any day on which Consolidated Liquidity is less than the amount specified in clause (a) or (b)

above, as applicable, and (ii) to the extent that the Borrower relies on such three (3) Business Day grace period in any fiscal month, such grace period shall not be available until the following fiscal month and any subsequent decline in Consolidated Liquidity within the same fiscal month below the applicable threshold shall be an immediate breach of this covenant.

ARTICLE VII

GUARANTY

Section 7.01 Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise, including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (collectively, the “Guaranteed Obligations”).

Section 7.02 Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Guarantor for purposes of this Section 7.02, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement, or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor, as of any date of determination, an amount equal to (y) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.02), minus (z) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03 Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed or allowable against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent, and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety,

(b) any Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default,

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions,

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify, or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify, or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations,

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge, or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner, or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release, or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate, or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations, and (vi) exercise any other rights available to it under the Loan Documents, and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge, or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power, or remedy (whether arising under the Loan Documents, at law, in equity, or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of, or security for the payment of, the Guaranteed Obligations, (ii) any rescission, waiver, amendment, or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security, (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid, or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations, (v) any Beneficiary’s consent to the change, reorganization, or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, (vi) any failure to perfect or continue perfection of a security interest in any Collateral which secures any of the Guaranteed Obligations, (vii) any defenses, set-offs, or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations, or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor, or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever, (b) any defense arising by reason of the incapacity, lack of authority, or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations, (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, and counterclaims, and (iv) promptness, diligence, and any requirement that any Beneficiary protect, secure, perfect, or insure any security interest or lien or any property subject thereto, (f) notices, demands, presentments, protests, notices of protest, notices of dishonor, and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension, or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower, and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof, and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties or which may conflict with the terms hereof.

Section 7.06 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments shall have terminated, each Guarantor hereby waives any claim, right, or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise and including, without limitation, (a) any right of subrogation, reimbursement, or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right, or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed

Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title, and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification, or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Administrative Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07 [Reserved].

Section 7.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors, or any agents acting or purporting to act on behalf of any of them.

Section 7.10 Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact, or thing relating to the business, operations, or conditions of Borrower now known or hereafter known by any Beneficiary.

Section 7.11 Bankruptcy, etc.

(a) The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors, or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer, or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12 Discharge of Guaranty Upon Sale of Guarantor. If (i) all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) or (ii) any Guarantor becomes a Strategic Joint Venture, in each case, in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale or formation of such Strategic Joint Venture.

Section 7.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations; provided, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid in full. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this

Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)II) of the Commodity Exchange Act.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Nonpayment. Failure by Borrower to pay (i) when due any amount of principal of any Loan (including without limitation any Applicable Prepayment Premium), (ii) within three (3) Business Days of its applicable due date, any interest on the Obligations hereunder and (iii) within five (5) Business Days after the same becomes due, any other fee, charge, amount or liability provided for herein or in any other Loan Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, or by required prepayment.

(b) Breach of Representation. Any representation or warranty made or deemed made by the Borrower or any Guarantor in this Agreement, any other Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made.

(c) Financial Information. Failure by the Borrower to (i) furnish financial information when due as required by Sections 5.01(e), 5.01(f), 5.01(g), 5.01(i) and 5.01(j) or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof.

(d) Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any portion of the Borrower's property with an aggregate amount in excess of $13,750,000 or against all Credit Parties for any aggregate amount in excess of $24,750,000, which is not stayed or lifted within thirty (30) days and which is not being Properly Contested.

(e) Noncompliance. Except as otherwise provided for in Sections 8.01(a) and 8.01(c), (i) failure or neglect of the Borrower, any Guarantor or any Person to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.30, 5.01(d) or 5.03(b) or Article VI hereof or to maintain its status as a citizen of the United States pursuant to Section 5(A) of a Ship Mortgage, or (ii) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, herein contained, or contained in any other Loan Document, which is not cured within twenty (20) days from the occurrence of such failure or neglect (except a default in subjection (J) of Section 5 of a Ship Mortgage with respect to a Vessel with a fair market value in excess of $1,000,000 for which the cure period shall be ten (10) days).

(f) Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against the Borrower or any Guarantor for an aggregate amount in excess of $13,750,000 or against the Borrower or Guarantors for an aggregate amount in excess of $24,750,000, in either case to the extent not covered by third-party insurance under which a claim has been made in writing and liability therefor has not been denied by the insurer, and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of the Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of the Borrower or any Guarantor shall be senior to any Liens in favor of Administrative Agent on such assets or properties.

(g) Bankruptcy. The Borrower, any Guarantor or any Subsidiary of the Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing.

(h) Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement with respect to Collateral with an aggregate value in excess of $2,750,000 for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to any Intercreditor Agreement and Permitted Encumbrances that have priority as a matter of Requirement of Law to the extent such Liens only attach to Collateral other than receivables or inventory) except as a result of (a) Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the this Agreement or the other Loan Documents or (b) Administrative Agent’s failure to make any filings or recordations necessary to maintain perfection.

(i) Bonding Agreement.

(a) Any Surety for Borrower and its Domestic Subsidiaries discontinues providing a bonding facility for the issuance of, or notifies Borrower and its Domestic Subsidiaries that it will no longer issue, bonds, undertakings or instruments of guaranty which are necessary for the operation of the business of Borrower and its Subsidiaries and Borrower and its Domestic Subsidiaries fail to cause another Person reasonably acceptable to Administrative Agent (provided that any such Person shall be deemed to be acceptable if such Person is a Surety for Borrower as of the Closing Date or such Person’s bonds, undertakings or instruments of guaranty are accepted by contract providers for Borrower and its Domestic Subsidiaries) to issue such bonds, undertakings or instruments of guaranty, or other credit support reasonably acceptable to Administrative Agent, within ninety (90) days of the date that such original Surety discontinued providing a bonding facility for the issuance of, or notified Borrower and its Subsidiaries that it will no longer issue, such bonds, undertakings or instruments of guaranty; provided, however, that it shall not be an Event of Default if the Surety declines to furnish individual bonds, undertakings or instruments of guarantee so long as Borrower and its Subsidiaries maintains a bonding facility as indicated above; or

(b) At any time, (i) any Surety exercises any rights or remedies as a secured party with respect to any Collateral, or (ii) any Surety takes possession of any Collateral, or Property that would constitute Collateral, and such action continues for a period of ten (10) Business Days after the earlier of (A) Administrative Agent's delivery of written notice thereof to Borrower and (B) a Responsible Officer of Borrower having obtained knowledge thereof; or

(c) Borrower or any of its Subsidiaries defaults in the payment when due of any amount due under any Bonding Agreement or breaches or defaults with respect to any other term of any Bonding Agreement, if the effect of such failure to pay, default or breach is to cause the related Surety to take possession of the work under any of the bonded contracts of Borrower or any of its Subsidiaries and such possession could reasonably be expected to result in a Material Adverse Effect; or

(d) Any Credit Party breaches or defaults with respect to any term under any of the bonded contracts of such Credit Party, if the effect of such default or breach is to cause the related Surety to take possession of the work under such bonded contract and such possession could reasonably be expected to result in a Material Adverse Effect.

(j) Cross Default. Either (x) any specified “event of default” under the ABL Credit Agreement or any other Indebtedness (other than the Obligations) of the Borrower or any Guarantor with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $19,250,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of the Borrower to accelerate such Indebtedness (and/or the obligations of Borrower thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Credit Party, as applicable, under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect; provided, that any “event of default” under Section 10.5 of the ABL Credit Agreement resulting from noncompliance with the financial covenant thereunder shall not constitute a Default or Event of Default under this clause (j) until the Obligations under the ABL Credit Agreement have been accelerated in accordance with the terms of the ABL Credit Agreement.

(k) Breach of Guaranty or Pledge Agreement. (a) Breach by any Credit Party of any Guaranty, pledge agreement or similar agreement executed and delivered to Administrative Agent in connection with the Obligations of any Borrower which is not cured within thirty (30) days from the occurrence of such breach, or (b) if any Guarantor or pledgor terminates or attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, pledge agreement or similar agreement.

(l) Change of Control. Any Change of Control shall occur.

(m) Invalidity. Any material provision of this Agreement or any other Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any Guarantor, or the Borrower or any Guarantor shall so claim in writing to Administrative Agent or any Lender or the Borrower challenges the validity of or its liability under this Agreement or any other Loan Document.

(n) Seizures. (a) Collateral with an aggregate value in excess of $2,750,000 shall be condemned or otherwise subject to judicial sale, or requisitioned for title, seized or forfeited to a Governmental Body; provided, that for the avoidance of doubt, (i) the arrest of a Fleet Asset shall not constitute an Event of Default hereunder if the arrest is in connection with a Permitted Encumbrance that is being Properly Contested and (ii) any seizure or forfeiture of a Fleet Asset by or to a Governmental Body shall not constitute an Event of Default hereunder if such seizure or forfeiture does not cause a Material Adverse Effect, or (b) the title, rights and interests in any material portion of the Collateral of the Borrower, any Guarantor or any shareholder of a Credit Party shall have become the subject matter of a claim, litigation, suit, garnishment or other proceeding which is likely in the reasonable discretion of Administrative Agent, upon final determination, to result in impairment or loss of the security provided by this Agreement or each other Loan Document; provided, that for the avoidance of doubt, the imposition of a Permitted Encumbrance on the Collateral shall not constitute an Event of Default hereunder.

(o) ERISA Events. The occurrence of a Termination Event.

(p) Material Adverse Effect Under Ship Mortgage. It becomes unlawful for GLDD LLC to fulfill any of the covenants and obligations contained in the Second Preferred Fleet Mortgage (GLDD), Fleet to fulfil to fulfill any of the covenants and obligations contained in the Second Preferred Fleet Mortgage (Fleet), or for any other Credit Party in its capacity as mortgagor under a Ship Mortgage to fulfill any of the covenants and obligations contained in any such Ship Mortgage, in each case with respect to a vessel with a fair market value greater than $2,500,000, and such illegality could reasonably be expected to result in a Material Adverse Effect on its rights under a Ship Mortgage or the enforcement thereof.

THEN, (A) upon the occurrence of any Event of Default described in Section 8.01 (other than Section 8.01(g)(vii)), automatically and (B) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to Borrower by Administrative Agent, (1) the Commitments, if any, of each Lender having such Commitments shall immediately terminate, (2) each of the following shall immediately become due and payable, in each case without presentment, demand, protest, or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (x) the unpaid principal amount of and accrued interest on the Loans, and (y) all other Obligations, and (3) Administrative Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents. For the avoidance of doubt, during any Default under Section 8.01(g)(vii) hereof, the obligation of Lenders to make Loans hereunder shall be suspended until such time as such involuntary petition shall be dismissed.

ARTICLE IX

ADMINISTRATIVE AGENT

Section 9.01 Appointment of Agents.

(a) GCF is hereby appointed Administrative Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes GCF, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans and Protective Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to the Credit Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Credit Parties.

(b) GCF is hereby appointed Collateral Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes GCF, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans and Protective Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to the Credit Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Credit Parties.

(c) Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX are solely for the benefit of Agents and Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume, and shall not be deemed to have assumed, any obligation towards, or relationship of agency or trust with or for, Borrower or any of its Subsidiaries.

Section 9.02 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights, and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights, and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights, and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

Section 9.03 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals, or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports, or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants, or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees, or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by any Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion, or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion, or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument, or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts, and other professional advisors selected by it, and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c) Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest, and fees required to be paid to Administrative Agent for the account of Lenders, unless such Agent shall have received written notice from a Lender or the Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Such Agent will notify Lenders of its receipt of any such notice. Collateral Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, that unless and until Collateral Agent has received any such direction, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

Section 9.04 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent or its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory, or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 9.05 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of, or the completeness of, any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or a Joinder and funding its Initial Term Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders, or Lenders, as applicable on the Closing Date.

(c) Each Lender (i) represents and warrants that, as of the Closing Date, neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party, and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Credit Party other than the Obligations or Capital Stock described in subclause (i) above without the prior written consent of Administrative Agent.

Section 9.06 Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY EACH AGENT, ITS AFFILIATES, AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, AND AGENTS OF EACH AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY CREDIT PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS), OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH

INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS, AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, THAT IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE, OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; PROVIDED FURTHER, THAT THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE, OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 9.07 Successor Administrative Agent.

(a) Any Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders, Borrower, and the other Agent. Upon any such notice of resignation, Required Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above, as applicable, from among Lenders. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, that successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent, as applicable, all sums, Securities, and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and (ii) execute and deliver to such successor

Administrative Agent or Collateral Agent, as applicable, such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent, as applicable, of the security interests created under the Collateral Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if no successor Administrative Agent or Collateral Agent, as applicable, has accepted an appointment by the retiring Agent, on behalf of the Lenders, within 30 days after the retiring Agent appoints such successor Agent, such retiring Agent’s resignation shall be deemed effective, and Borrower shall appoint the successor Administrative Agent or Collateral Agent, as applicable, on behalf of the Lenders, without their further consent. After any retiring Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, hereunder.

(b) Notwithstanding anything herein to the contrary, any Agent may assign their rights and duties as Administrative Agent or Collateral Agent, as applicable, hereunder to an Affiliate of GCF without the prior written consent of, or prior written notice to, Borrower or Lenders; provided, that Borrower and Lenders may deem and treat such assigning Agent as Administrative Agent or Collateral Agent, as applicable, for all purposes hereof, unless and until such assigning Agent provides written notice to Borrower and Lenders of such assignment. Upon such assignment, such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents.

(c) Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory, indemnification, and other provisions of Section 9.03, Section 9.06, and this Section 9.07 shall apply to any of the Affiliates of each Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of Section 9.03, Section 9.06, and this Section 9.07 shall apply to any such sub-agent and to the Affiliates of any such sub-agent and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits, and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits, and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits, and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and Lenders, (ii) such rights, benefits, and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Credit Party, Lender, or any other Person and no Credit Party, Lender, or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.08 Collateral Documents and Guaranty.

(a) Agents Under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for, and representative of, Lenders with respect to the Guaranty, the Collateral, and the Collateral Documents. Subject to Section 10.05, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented, (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented, (iii) release the Acadia Holding Company (and its subsidiaries, if any) from its Guaranty and release any liens on the assets of the Acadia Holding Company (and its subsidiaries, if any), upon the occurrence of an Acadia Release Event or (iv) release the Lien on any asset that becomes Excluded Property as a result of a transaction not prohibited under this Agreement.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent, and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by Collateral Agent, on behalf of Lenders, in accordance with the terms hereof and all powers, rights, and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for, and representative of, Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

Section 9.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party), and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and Lenders as secured party. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10 Intercreditor Agreement. Each Lender and Agent hereby grants to Administrative Agent all requisite authority to enter into or otherwise become bound by the Intercreditor Agreement and to bind each Lender and Agent thereto by Administrative Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender or Agent is or will be required in connection with the performance by Administrative Agent of the Intercreditor Agreement.

Section 9.11 Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender and other Agent:

(a) is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or its Subsidiaries (each, a “Report” and, collectively, the “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender and Agent with such Reports,

(b) expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, and that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’ and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.17, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender or Agent preparing a Report harmless from any action the indemnifying Lender or Agent may take or fail to take or any conclusion the indemnifying Lender or Agent may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender or Agent has made or may make to Borrower, or the indemnifying Lender’s or Agent’s participation in, or the indemnifying Lender’s or Agent’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend, and hold Administrative Agent, and any such other Lender or Agent preparing a Report, harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender or Agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Agent.

In addition to the foregoing: (x) any Lender or other Agent may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender or other Agent a copy of any report or document provided by Borrower or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender or other Agent, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender or other Agent may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s or other Agent’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Borrower or Borrower the additional reports or information reasonably specified by such Lender or other Agent, and, upon receipt thereof from Borrower or Borrower or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender or other Agent, and (z) any time that Administrative Agent renders to Borrower a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

Section 9.12 Erroneous Payments.

(a) Each Lender and Secured Party (by its acceptance of the benefits hereof and of the other Loan Documents) hereby agrees that (i) if the Administrative Agent notifies such Lender or other Secured Party (such Lender or Secured Party, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether as a payment, prepayment or repayment of principal, interest, fees or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and such Payment Recipient shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an

“Erroneous Payment Notice”), (ii) that was not preceded or accompanied by an Erroneous Payment Notice or (iii) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part), in each case, it shall be on notice that, in each such case, an error has (or, in the case of the preceding clauses (i) and (ii) may have) been made with respect to such Erroneous Payment. Each Payment Recipient further agrees that, in each such case, such Payment Recipient shall promptly (and, in any event, within one (1) Business Day) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 9.12(b).

(d) In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with Section 9.12(b), from any Payment Recipient that has received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), such Lender (or any Lender that is an Affiliate of any such Payment Recipient that is not a Lender) shall become a Defaulting Lender hereunder and, upon the Administrative Agent’s request to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with the Borrower, which shall be given notice by the Administrative Agent of any such assignment) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender, shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender, shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received, directly or indirectly, by the Administrative Agent from, or on behalf of, any Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f) Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices.

(a) Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service, and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent.

(b) Electronic Communications.

(i) Each of Agent and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided, that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided, that for both subclauses (A) and (B) above, if such notice, email, or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.02 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all of each Agent’s actual and reasonable and documented costs and out-of-pocket expenses of preparation of the Loan Documents and any consents, amendments, waivers, or other modifications thereto, (b) all the reasonable and documented fees, out-of-pocket expenses, and disbursements of one (1) outside counsel, one (1) local counsel in each relevant jurisdiction and one (1) specialty counsel in each relevant area of law to Agents in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower, (c) all the actual and documented costs and reasonable and documented out-of-pocket expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses, and disbursements of counsel to each Agent and of one (1) outside counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, (d) all of each Agent’s actual and documented costs and reasonable and documented fees, out-of-pocket expenses for, and disbursements of any of such Agent’s reasonably required auditors, accountants, consultants, or appraisers whether internal or external, and all reasonable and documented attorneys’ fees (not to include the allocated costs of internal counsel and reasonable and documented out-of-pocket expenses and disbursements of one (1) outside counsel, one (1) local counsel in each relevant jurisdiction and one (1) specialty counsel in each relevant area of law) incurred by each Agent, (e) all the actual costs and reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, out-of-pocket expenses, and disbursements of any appraisers, consultants, advisors, and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral, (f) all the actual and documented costs and reasonable and documented out-of-pocket expenses of Agents in connection with the attendance at any meetings in connection with this Agreement and the other Loan Documents, (g) all other actual, reasonable and documented costs and out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby, and (h) after the occurrence of a Default or an Event of Default, all reasonable and documented costs and out-of-pocket expenses, including reasonable and documented attorneys’ fees (not to include allocated costs of internal counsel and reasonable and documented out-of-pocket expenses and disbursements of one (1) outside counsel, one (1) local counsel in each relevant jurisdiction and one (1) specialty counsel in each relevant area of law) and costs of settlement, incurred by any Agent in enforcing any Obligations of, or in collecting any payments due from, any Credit Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any Insolvency Proceeding.

Section 10.03 Indemnity.

(a) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.02, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH CREDIT PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF ONE (1) OUTSIDE COUNSEL, ONE (1) LOCAL COUNSEL IN EACH RELEVANT JURISDICTION AND ONE (1) SPECIAL COUNSEL IN EACH RELEVANT AREA OF LAW), INDEMNIFY, PAY, AND HOLD HARMLESS EACH AGENT AND LENDER, THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, AND AGENTS OF EACH AGENT AND LENDER, THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, AND EMPLOYEES (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT NO CREDIT PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY, AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.03 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE CREDIT PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM. THIS SECTION 10.03 SHALL NOT APPLY TO TAXES, OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM A NON-TAX CLAIM.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents, and their respective Affiliates, directors, employees, attorneys, or agents, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort, or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, and Borrower and Borrower hereby waives, releases, and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.04 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its respective Affiliates are hereby authorized by each Credit Party at any time or from time to time, subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person

(other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender and its respective Affiliates to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender and its respective Affiliates hereunder, or with any other Loan Document, irrespective of whether or not (a) such Lender and its respective Affiliates shall have made any demand hereunder, (b) the principal of, or the interest on, the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured, or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

Section 10.05 Amendments and Waivers.

(a) Required Lenders’ Consent. Subject to Sections 10.05(b) and 10.05(c), no amendment, modification, termination, or waiver of any provision of the Loan Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Required Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note,

(ii) waive, reduce, or postpone any scheduled repayment (but not prepayment),

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.09) or any fee payable hereunder,

(iv) extend the time for payment of any such interest or fees,

(v) reduce the principal amount of any Loan,

(vi) amend, modify, terminate, or waive any provision of this Section 10.05(b) or Section 10.05(c),

(vii) amend, modify, terminate, or waive (A) any pro rata sharing, payment, or setoff provision of any Loan Document (including, without limitation, Section 2.16 of this Agreement) or (B) any other provision of a Loan Document, in each case, in a manner that would alter (or have the effect of altering) the pro rata allocation among the Lenders of any payments, disbursements, or setoffs,

(viii) amend the definition of “Required Lenders” or “Pro Rata Share;” provided, that with the consent of Administrative Agent and the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loans, the Term Loan Commitments, the Delayed Draw Term Loans, and the Delayed Draw Term Loan Commitments are included on the Closing Date,

(ix) releases of all or a material portion of the Guarantors or release of (or subordination of the Collateral Agent’s liens on) all or a material portion of the Collateral, in each case, in any transaction or series of related transactions (other than in connection with permitted asset sales, permitted dispositions, permitted mergers, permitted liquidations or dissolutions or as otherwise permitted under the Loan Documents, in each case, as in effect on the Closing Date),

(x) subordinate any of the Obligations or any Lien created by this Agreement or any other Loan Document, or

(xi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Loan Document.

(c) Other Consents. No amendment, modification, termination, or waiver of any provision of the Loan Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Delayed Draw Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, that no amendment, modification, or waiver of any condition precedent, covenant, Default, or Event of Default shall constitute an increase in any Delayed Draw Term Loan Commitment of any Lender,

(ii) amend, modify, terminate, or waive any provision of Section 3.02(a) with regard to any Credit Extension without the consent of Required Lenders, or

(iii) amend, modify, terminate, or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Technical Amendments. Notwithstanding the foregoing, this Agreement may be amended solely with the consent of Administrative Agent and Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to (i) correct or cure (A) ambiguities, errors, omissions, or defects or (B) incorrect cross‑references or similar inaccuracies or (ii) effectuate administrative changes of a technical or immaterial nature.

(e) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers, or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender, and, if signed by a Credit Party, on such Credit Party.

Section 10.06 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders; provided, that any assignment that is not permitted pursuant to the terms of this Agreement shall be absolutely void ab initio. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.06, Indemnitees under Section 10.03, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, Affiliates of Administrative Agent and each Lender) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent, and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.06(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority, or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign, or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (for the avoidance of doubt, Delayed Draw Term Loans may be assigned by any Lender without a corresponding assignment of unfunded Delayed Draw Term Loan Commitments); provided, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments:

(i) to any Person meeting the criteria of clause (a)(i) or clause (b)(i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent, and

(ii) to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent and Borrower (such consent not be unreasonably withheld or delayed); provided, that (A) no consent of Borrower shall be required if a Default or Event of Default has occurred and is continuing, (B) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, and (C) each such assignment pursuant to this Section 10.06(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loan or Delayed Draw Term Loan Commitment of the assigning Lender) with respect to the assignment of Term Loans or Delayed Draw Term Loan Commitment.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(d).

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower, and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of, or investing in, commitments or loans such as the applicable Commitments or Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Delayed Draw Term Loan Commitments or Loans or any interests therein shall at all times remain within its exclusive control), and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof, (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.08) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any, and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon, Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments, Loans, or in any other Obligation; provided, that any sale of any participation made to any Person other than an Eligible Assignee shall be absolutely void ab initio. The holder of any such participation, other than an Affiliate of Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(c); provided, that (i) no participant shall be entitled to the benefits of Section 2.19 unless, at the time such participant is claiming such benefits, Borrower is notified of the participation sold to such participant and such participant complies and agrees to continue to comply with Section 2.19 as though it were a Lender (with the understanding that any IRS forms required to be provided under Section 2.19(d) shall be provided to the participating Lender), and (ii) such participants shall not be entitled to recover greater amounts under such Sections 2.17(c), 2.18 and 2.19 than the selling Lender would be entitled to recover. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender, provided such participant agrees to be subject to Section 2.16 as though it were a Lender.

(ii) In the event that any Lender sells participations in its Commitments, Loans, or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in the Commitments, Loans, or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans, or Obligations which are the subject of the participation (the “Participant Register”). A Commitment, Loan, or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). The Participant Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.06, any Lender may assign, pledge, and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit, or other extension of credit or financial arrangement to or for the account of such Lender or Agent or any of its Affiliates and any agent, trustee, or representative of such Person (without the consent of, notice to, or any other action by any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, that no Lender or Agent, as between Borrower and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, that in no event shall such Person, agent, trustee, or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.

(j) [Reserved].

(k) Assignments to Affiliates. No assignment shall be made to Borrower, any of its Subsidiaries, any direct or indirect holder of Capital Stock of Borrower, or any Affiliate of the foregoing.

Section 10.07 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08 Survival of Representations, Warranties, and Agreements. All representations, warranties, and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.19, 10.02, 10.03, 10.04, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.03(b), and 9.06 shall survive the payment of the Loans.

Section 10.09 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right, or privilege hereunder or under any other Loan Document shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other power, right, or privilege. The rights, powers, and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers, and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power, or remedy hereunder shall not impair any such right, power, or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power, or remedy.

Section 10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent, or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, any other state or federal law, common law, or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights, and remedies therefor or related thereto, be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 Severability. In case any provision herein or obligation hereunder or any Note or other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture, or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.08, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 10.15 CONSENT TO JURISDICTION. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR

RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH SECTION 10.15(b), WHICH IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (IV) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.01 OR TO BORROWER (AT THE ADDRESS PERTAINING TO IT AS SPECIFIED IN SECTION 10.01) AND HEREBY APPOINTS BORROWER AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT BORROWER SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY CREDIT PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH CREDIT PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.15, AND ACCEPTABLE TO Administrative AGENT, AS EACH CREDIT PARTY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH CREDIT PARTY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT, OR PROCEEDING.

Section 10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH

OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17 Confidentiality. Each Administrative Agent and Lender shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Lender from Borrower or its Subsidiaries pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, any Agent or Lender may make (a) disclosures of such information to Affiliates of such Agent or Lender and to their agents, advisors, directors, and shareholders (and to other persons authorized by a Lender or Agent to organize, present, or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, or participant in connection with the contemplated assignment, transfer, or participation by any such Lender of any Loans or any participations therein, (c) disclosure to any rating agency when required by it; provided, that prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of Agents or any Lender, (d) disclosure to any Lender’s financing sources; provided, that prior to any disclosure, such financing source is informed of the confidential nature of the information, (e) disclosures of such information to any investors and partners of any Lender; provided, that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, (f) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Agent and Lender shall make reasonable efforts to notify Borrower of any request by any Governmental Body or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Body) for disclosure of any such non-public information prior to disclosure of such information, (g) to the extent any such information becomes publicly available other than by reason of disclosure by us, our affiliates or our or their respective officers, directors, agents, employees, attorneys, accountants, or advisors in breach of this Agreement, or to the extent any such information is developed independently by us, (h) to the extent not known by us to consist of material non-public information, and (i) for purposes of establishing a “due diligence” defense or to exercise rights or remedies. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals, and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement except (y) disclosures required by applicable law, regulation, legal process, or the rules of the Securities and Exchange Commission, or (z) with the prior approval of Administrative Agent.

Section 10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 10.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Any such counterpart may be delivered by facsimile, email or similar electronic transmission and shall be deemed the equivalent of an originally signed counterpart.

Section 10.20 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and each Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution, and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability,

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.22 PATRIOT Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of the Credit Parties and other information that will allow such Lender or Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GREAT LAKES DREDGE & DOCK CORPORATION, as Borrower

By: /s/Scott L. Kornblau
Name: Scott L. Kornblau
Title: Senior Vice President, Chief Financial Officer and Treasurer

GREAT LAKES DREDGE & DOCK COMPANY, LLC, a Delaware limited liability company By: /s/Scott L. Kornblau Name: Scott L. Kornblau Title: Senior Vice President, Chief Financial Officer and Treasurer

NASDI HOLDINGS, LLC, a Delaware limited liability company By: /s/Scott L. Kornblau Name: Scott L. Kornblau Title: Chief Executive Officer, President and Treasurer

GREAT LAKES ENVIRONMENTAL & INFRASTRUCTURE SOLUTIONS, LLC, a Delaware limited liability company By: /s/Scott L. Kornblau Name: Scott L. Kornblau Title: Treasurer

GREAT LAKES U.S. FLEET MANAGEMENT, LLC, a Delaware limited liability company By: /s/Scott L. Kornblau Name: Scott L. Kornblau Title: Vice President and Treasurer

DREWS SERVICES LLC, a South Carolina limited liability company By: /s/Kimber Arias Name: Kimber Arias Title: Vice President and Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

GUGGENHEIM CREDIT SERVICES,
LLC,
as Administrative Agent

By: /s/Kathleen Amaro

Name: Kathleen Amaro

Title: Attorney-in-Fact

PRIVATE DEBT INVESTORS FEEDER, LLC
as a Lender

By: /s/Kathleen Amaro

Name: Kathleen Amaro

Title: Attorney-in-Fact

APPENDIX A-1
TO CREDIT AGREEMENT

Initial Term Loan Commitments

Lender	Initial Term Loan Commitment	Pro Rata Share
Private Debt Investors Feeder, LLC	$100,000,000.00	100.0%
Total	$100,000,000.00	100.0%

APPENDIX A-1

APPENDIX A-2
TO FINANCING AGREEMENT

Delayed Draw Term Loan Commitments

Lender	Delayed Draw Term Loan Commitments	Pro Rata Share
Private Debt Investors Feeder, LLC	$50,000,000.00	100.0%
Total	$50,000,000.00	100.0%

APPENDIX A-2

APPENDIX B
TO CREDIT AGREEMENT

Notice Addresses

If to Borrower:

GREAT LAKES DREDGE & DOCK CORPORATION
9811 Katy Freeway, Suite 1200
Houston, Texas 77024
Attention: Chief Financial Officer
Telephone: (832) 262-9266

With a copy to:

GREAT LAKES DREDGE & DOCK CORPORATION

9811 Katy Freeway, Suite 1200
Houston, Texas 77024
Attention: Chief Legal Counsel
Telephone: (346) 359-1034

GUGGENHEIM CREDIT SERVICES, LLC,

as Administrative Agent and a Lender

Administrative Agent’s Principal Office:

Guggenheim Credit Services, LLC
330 Madison Avenue, 11th Floor
New York, New York 10017
Attention: GI Ops NY Loan Agency

Facsimile: (212) 644-8396
Email: GIOpsNYLoanAgency@guggenheimpartners.com

in each case, with a copy to:

Guggenheim Credit Services, LLC
330 Madison Avenue, 11th Floor
New York, New York 10017
Attn: GI Legal
Facsimile: (212) 644-8107

APPENDIX B